                                                                   Exhibit 10.13


================================================================================



                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                  By and Among

                      NEW AMERICAN HEALTHCARE CORPORATION,
                                  as Borrower,

                         TORONTO DOMINION (TEXAS), INC.,
                                    as Agent,

                           THE TORONTO-DOMINION BANK,
                                 as Issuing Bank

                                      and

                    THE FINANCIAL INSTITUTIONS PARTY HERETO

                          Dated as of January 30, 1998




================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----

ARTICLE I DEFINITIONS; ACCOUNTING TERMS                                                                   1

 Section 1.1          Definitions ........................................................................1
 Section 1.2          Accounting Terms ..................................................................22

ARTICLE 11 LOANS                                                                                         22

 Section 2.1          Revolving Credit ..................................................................22
 Section 2.2          Interest and Fees .................................................................24
 Section 2.3          Payments ..........................................................................28
 Section 2.4          Waivers ...........................................................................32
 Section 2.5          Application of Payments ...........................................................34

ARTICLE III LETTERS OF CREDIT                                                                            35

 Section 3.1          Issuance of Letters of Credit .....................................................35
 Section 3.2          Draws Under Letters of Credit .....................................................35
 Section 3.3          Actions by Issuing Bank ...........................................................37
 Section 3.4          Fees, Increased Costs, Indemnification, Expenses . ................................38

ARTICLE IV SECURITY DOCUMENTS                                                                            40

 Section 4.1          Security Agreements; Mortgages; Stock Pledge Agreements;
                         Concentration Account Pledge Agreement .........................................40
 Section 4.2          Subsidiary Guaranties .............................................................41

ARTICLE V CONDITIONS PRECEDENT                                                                           41

 Section 5.1          Conditions to Commitment ..........................................................41
 Section 5.2          Conditions to Each Loan ...........................................................46
 Section 5.3          Conditions Precedent to Each Letter of Credit .....................................47
 Section 5.4          Conditions for the Benefit of the Agent and the Banks . ...........................47

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWER                                                48

 Section 6.1          Due Organization ..................................................................48
 Section 6.2          Organization, Standing and Qualification of Subsidiaries . ........................48
 Section 6.3          Absence of Certain Activities .....................................................49
 Section 6.4          Requisite Power ...................................................................49
 Section 6.5          Authorization .....................................................................49
 Section 6.6          Officer Authorization .............................................................49
 Section 6.7          Binding Nature ....................................................................49

                                                                                                        Page
                                                                                                        ----

 Section 6.8          No Conflict .......................................................................50
 Section 6.9          No Event of Default ...............................................................50
 Section 6.10         Financial Statements ..............................................................50
 Section 6.11         No Adverse Change .................................................................51
 Section 6.12         Real Property .....................................................................51
 Section 6.13         Equipment .........................................................................51
 Section 6.14         Contracts .........................................................................51
 Section 6.15         Intellectual Property .............................................................51
 Section 6.16         Litigation ........................................................................52
 Section 6.17         Tax Returns and Tax Matters .......................................................52
 Section 6.18         Employee Benefits .................................................................52
 Section 6.19         Environmental Matters .............................................................54
 Section 6.20         Insurance .........................................................................55
 Section 6.21         Compliance with Laws ..............................................................55
 Section 6.22         Statutory Regulation ..............................................................55
 Section 6.23         Use of Proceeds; Regulation U .....................................................55
 Section 6.24         Solvency ..........................................................................55
 Section 6.25         Fiscal Year .......................................................................56
 Section 6.26         Health Care Related Matters .......................................................56
 Section 6.27         Related Agreements ................................................................56

ARTICLE VII AFFIRMATIVE COVENANTS                                                                        57

 Section 7.1          Accounting Records ................................................................57
 Section 7.2          Financial Statements and Notices ..................................................57
 Section 7.3          Inspection of Property Books and Records ..........................................61
 Section 7.4          Maintenance of Existence, Licenses, Permits, Etc ..................................61
 Section 7.5          Tax Returns .......................................................................62
 Section 7.6          Qualifications To Do Business .....................................................62
 Section 7.7          Compliance with Laws ..............................................................62
 Section 7.8          Compliance with Agreements ........................................................62
 Section 7.9          Insurance .........................................................................62
 Section 7.10         Facilities ........................................................................62
 Section 7.11         Taxes and Other Liabilities .......................................................63
 Section 7.12         Governmental Approvals ............................................................63
 Section 7.13         Compliance with Governmental Approvals and Governmental
                      Requirements ......................................................................63
 Section 7.14         Compliance with Environmental Laws ................................................63
 Section 7.15         Prevent Contamination .............................................................63
 Section 7.16         Tax Qualification .................................................................64

                                                                                                        Page
                                                                                                        ----

 Section 7.17         Funding ...........................................................................64
 Section 7.18         Financial Tests; Calculation Assumptions ..........................................64
 Section 7.19         Health Care Related Matters .......................................................68
 Section 7.20         Concentration Account .............................................................69
 Section 7.21         Operating Leases ..................................................................69
 Section 7.22         Subsidiary Control Documents ......................................................69

ARTICLE VIII NEGATIVE COVENANTS                                                                          70

 Section 8.1          Mergers ...........................................................................70
 Section 8.2          Change of Business ................................................................70
 Section 8.3          Distributions .....................................................................70
 Section 8.4          Accounting Policies ...............................................................71
 Section 8.5          Investments .......................................................................71
 Section 8.6          Liens .............................................................................71
 Section 8.7          Guaranties ........................................................................71
 Section 8.8          Indebtedness ......................................................................71
 Section 8.9          Sale of Assets ....................................................................72
 Section 8.10         Sale-Leaseback Transactions .......................................................72
 Section 8.11         Capital Expenditures ..............................................................73
 Section 8.12         Transactions with Affiliates ......................................................73
 Section 8.13         Restrictive Agreements ............................................................73
 Section 8.14         Prepayments .......................................................................73
 Section 8.15         Certain ERISA Payments ............................................................73
 Section 8.16         Compliance with ERISA .............................................................73
 Section 8.17         Creation of Subsidiaries ..........................................................74
 Section 8.18         Fundamental Changes ...............................................................74

ARTICLE IX EVENTS OF DEFAULT                                                                             74

 Section 9.1          Events of Default .................................................................74
 Section 9.2          Remedies ..........................................................................77

ARTICLE X THE AGENT                                                                                      79

 Section 10.1         Appointment and Authorization .....................................................79
 Section 10.2         Delegation of Duties ..............................................................79
 Section 10.3         Liability of Agent ................................................................79
 Section 10.4         Reliance by Agent .................................................................80
 Section 10.5         Notice of Default .................................................................80
 Section 10.6         Credit Decision ...................................................................81
 Section 10.7         Indemnification ...................................................................81

                                                                                                        Page
                                                                                                        ----

 Section 10.8         Agent in Individual Capacity ......................................................82
 Section 10.9         Successor Agent .................................................................  82

ARTICLE XI MISCELLANEOUS                                                                                 82

 Section 11.1         Successors and Assigns and Sale of Interests ......................................82
 Section 11.2         No Implied Waiver .................................................................84
 Section 11.3         Amendments and Waivers ............................................................84
 Section 11.4         Remedies Cumulative ...............................................................85
 Section 11.5         Severability ......................................................................85
 Section 11.6         Costs, Expenses and Attorneys' Fees ...............................................85
 Section 11.7         General Indemnification ...........................................................86
 Section 11.8         Environmental Indemnification .....................................................86
 Section 11.9         Notices ...........................................................................87
 Section 11.10        Entire Agreement ..................................................................88
 Section 11.11        Governing Law and Consent to Jurisdiction .........................................88
 Section 11.12        Counterparts ......................................................................89
 Section 11.13        Waiver Of Jury Trial ..............................................................89
 Section 11.14        Headings ..........................................................................89
 Section 11.15        Effect of Amendment and Restatement ...............................................89

                                    EXHIBITS

Exhibit 2.1 (c)       Form of Request for Loan
Exhibit 2.1 (d)- 1    Form of Promissory Note
Exhibit 2.l(d)-2      Form of Subsidiary Note
Exhibit 3.1 (b)       Request for Issuance of Letter of Credit
Exhibit 4.1-1         Form of Security Agreement
Exhibit 4.1-2         Form of Subsidiary Security Agreement
Exhibit 4.1-3         Form of Stock Pledge Agreement
Exhibit 4.1-4         Form of Concentration Account Pledge Agreement
Exhibit 4.2-1         Form of Subsidiary Guaranty
Exhibit 4.2-2         Form of Subsidiary Guaranty for Partially
                         Owned Subsidiaries
Exhibit 11. 1         Form of Assignment and Acceptance

                                   SCHEDULES

Schedule 5.1 (i)      Litigation
Schedule 6.2          List of Subsidiaries
Schedule 6.15         Intellectual Property
Schedule 6.18(i)      ERISA Title IV Benefit Plans
Schedule 6.18(ii)     Other Benefit Plans
Schedule 6.20         List of Insurance Policies
Schedule 6.21         Exceptions to Compliance with Laws
Schedule 6.26         Health Care Related Matters
Schedule 7.20         Bank Accounts
Schedule 8.5          Borrower's Corporate Investment Policy
Schedule 8.6          List of Existing Permitted Encumbrances
Schedule 8.8          List of Existing Indebtedness

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of January 30, 1998, by and among NEW AMERICAN HEALTHCARE CORPORATION, a Tennessee corporation (the "Borrower"), TORONTO DOMINION (TEXAS), INC., as agent for the financial institutions party hereto (in such capacity, the "Agent"), THE TORONTO-DOMINION BANK, as Issuing Bank (in such capacity, the "Issuing Bank"), and THE FINANCIAL INSTITUTIONS PARTY TO THIS AGREEMENT (collectively, the "Banks"; individually, a "Bank") and amends and restates in its entirety that certain Credit Agreement dated as of September 30, 1996 by and among the Borrower, the Agent, the Issuing Bank and the Banks, as amended.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS; ACCOUNTING TERMS

         SECTION 1.1 DEFINITIONS.

         In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

         "ACCELERATION" means that the Loans (i) shall not have been paid at the Final Maturity Date or (ii) shall have become due and payable prior to the Final Maturity Date pursuant to SECTION 9.2 hereof.

         "ACCOUNT" means any right to payment, whether or not it has been earned by performance, for goods sold or leased or for services rendered in the ordinary course of business which is not evidenced by an instrument (except as part of chattel paper).

         "AFFECTED BANK" has the meaning specified in SECTION 2.2(G) hereof.

         "AFFILIATE" means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of the outstanding Capital Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" has the meaning specified in the heading to this Agreement.

         "Agent's Fee Letter" means the letter from the Borrower to the Agent, dated January 30, 1998, whereby the Borrower agrees to pay to the Agent the fees specified therein for the Agent's performance of its responsibilities under this Agreement.

         "AGENT-RELATED PERSONS" has the meaning set forth in SECTION 10.3 hereof.

         "AGGREGATE CREDIT OBLIGATIONS" means, as of any particular time, the sum of (a) the aggregate principal amount of all Loans then outstanding, plus
(b) the aggregate amount of all Letter of Credit Obligations then outstanding.

         "AGREEMENT" or "Credit Agreement" means this Amended and Restated Credit Agreement, as may be from time to time further amended, modified or supplemented.

         "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "APPRAISED VALUE" means, with respect to any real property to be subjected to the Lien of a Mortgage, the value of such real property as determined by an appraisal performed by an independent appraiser in accordance with Applicable Law as of a date not more than ninety (90) days prior to the date upon which such real property shall be so subjected to such Lien.

         "ASSIGNEE" has the meaning specified in SECTION 11.1(B) hereof.

         "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in SECTION 11.1(B) hereof.

         "ASSIGNOR" has the meaning specified in SECTION 11.1(B) hereof.

         "AUTHORIZED REPRESENTATIVES" shall mean those officers, employees or other persons designated by the Borrower in a certificate delivered to the Agent as being authorized to request any Borrowing, to make any interest rate designation on behalf of the Borrower hereunder, or to give the Agent any other notice hereunder which is required or contemplated by the terms hereof.

         "AVAILABLE COMMITMENT AMOUNT" means, as of any particular time, (a) the Total Commitment Amount, minus (b) the Aggregate Credit Obligations then outstanding.

         "BANK INDEMNITEES" has the meaning set forth in SECTION 11.7 hereof.

         "BANK" OR "BANKS" has the meaning specified in the heading of this Agreement and any successors thereto.

         "Banking Day" means a day other than a Saturday or a Sunday when commercial banks are open for business in Houston, Texas and New York, New York and, with respect to LIBOR Loans, when commercial banks are open for business in London, England.

         "Banks' Closing Fee Letter" means the letter dated January 30, 1998 from the Banks to the Borrower and accepted by the Borrower, whereby the Borrower agrees to pay the upfront closing fees of the Banks specified therein.

         "BASE LIBOR" shall mean, for any Interest Period pertaining to a LIBOR Loan, the rate per annum at which the Agent or any Affiliate thereof is offered dollar deposits in the interbank Eurodollar market at approximately 11:00 a.m. (London time) two (2) Banking Days prior to the beginning of the Interest Period for such Loan, for delivery on the first day thereof for the number of months comprised therein and in an amount equal to the amount of the LIBOR Loan to be outstanding during such Interest Period.

         "Base Rate" means on any day the greater of the rate (rounded upwards if necessary to the nearest whole one-sixteenth of one percent (0.0625%)) equal to (a) the Prime Rate in effect on that day or (b) the Federal Funds Rate in effect on that day, plus (in either, case) the applicable margin based upon the Borrower's ratio of Funded Indebtedness to EBITDA as calculated in accordance with SECTION 7.18(A)(I) as follows:

                  Funded                                              Applicable
            Indebtedness/EBITDA                                      Margin (bps)
            -------------------                                      ------------
                > 5.0                                                   100.00
                -
                > 4.5 < 5.0                                              75.00
                -
                > 4.0 < 4.5                                              50.00
                -
                > 3.5 < 4.0                                              25.00
                -
                > 3.0 < 3.5                                                0
                -
                > 2.5 < 3.0                                                0
                -
                      < 2.5                                                0

         "Base Rate Loans" means all Loans bearing interest at the Base Rate.

         "Borrower" has the meaning specified in the heading to this Agreement.

         "Borrowing" means an extension of a Loan by the Banks to the Borrower pursuant to ARTICLE II hereof.

         "CAPITAL EXPENDITURE" means any expenditure for the maintenance of existing physical plants, furniture, fixtures and equipment and any other expenditure that would be capitalized on the balance sheet of the Borrower (consolidated with its Subsidiaries) as of the end of that period, in conformity with GAAP, other than payment of the purchase price of any fixed assets in connection with a Permitted Acquisition.

         "CAPITAL STOCK" shall mean, as applied to any Person, any Capital Stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "CAPITALIZED LEASE" means any lease, under which the obligation of the lessee is required by GAAP to be shown as a liability on the financial statements of the lessee.

         "CAPITALIZED LEASE OBLIGATION" means any lease obligation that, in accordance with GAAP, is required to be shown as a liability on the financial statements of the lessee. The amount of a Capitalized Lease Obligation shall be the amount required by GAAP so to be shown.

         "CASH MANAGEMENT POLICY" means the cash management policy of the Borrower as in effect on the date hereof.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) all or substantially all of the assets of the Borrower are sold, leased, exchanged or otherwise transferred to any Person or group of Persons acting in concert as a partnership or other group; (b) the Borrower is merged or consolidated with or into another corporation with the effect that either (i) the common stockholders immediately prior to such merger or consolidation hold directly or indirectly less than a majority of the ordinary voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation (the "new corporation") or (ii) Robert M. Martin, Dana C. McLendon, Jr. and designees of Welsh Carson constitute less than a majority of the directors of such surviving corporation or new corporation; or (c) a Person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934) of Persons shall, as a result of a tender or exchange offer, open market purchases, merger, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities having twenty-five percent (25%) or more of the ordinary voting power of the then outstanding securities of the Borrower.

         "CLOSING DATE" means the date on which all of the conditions set forth in SECTION 5.1 hereof have been satisfied or waived.

         "COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" means, collectively, all of the assets and property constituting collateral under the Security Agreements, the Concentration Account Pledge Agreement, the Stock Pledge Agreements, the Mortgages or any document or instrument executed pursuant thereto or under any of the other Loan Documents.

         "COLLATERAL DOCUMENTS" means the Security Agreements, the Concentration Account Pledge Agreement, the Stock Pledge Agreements, the Mortgages and any other documents or instruments executed pursuant thereto.

         "COMMITMENT" means the obligation of the Banks severally to extend Loans to the Borrower pursuant to the terms and conditions of SECTION 2.1 hereof.

         "COMMITMENT AMOUNT" means, with respect to each Bank, an amount equal to such Bank's Commitment Percentage multiplied by the Total Commitment Amount.

         "COMMITMENT FEE" shall mean the fee provided for in SECTION 2.2(c) hereof.

         "COMMITMENT PERCENTAGE" means the aggregate of the percentage set forth after each Bank's signature at the end of this Agreement, plus the aggregate of any Commitment Percentages thereafter acquired by such Bank as the Assignee and minus any Commitment Percentages assigned by such Bank as the Assignor, and, as to any new Bank, the aggregate of any Commitment Percentages acquired by such new Bank as the Assignee less any Commitment Percentages assigned by such new bank as Assignor.

         "CONCENTRATION ACCOUNT" means an account with a financial institution acceptable to the Agent into which substantially all cash receipts of the Borrower and its Subsidiaries are deposited and with respect to which a Lien has been placed on such account by the Agent on behalf of the Banks. As of the date hereof, the Concentration Account is Account Number 4901309676 maintained at NationsBank of Tennessee, N.A., Nashville, Tennessee, in the name of the Borrower.

         "CONCENTRATION ACCOUNT PLEDGE AGREEMENT" means the Amended and Restated Concentration Account Pledge Agreement to be executed and delivered by the Borrower in accordance with SECTION 4.1 hereof.

         "CONSOLIDATED CAPITAL EXPENDITURES" means the aggregate Capital Expenditures of the Borrower and its Subsidiaries.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, gross consolidated interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments and such portion of payments under Capitalized Leases as may be characterized as interest expense in accordance with GAAP) for the Borrower and its Subsidiaries; plus the portion of the up-front costs and expenses for Rate Contracts (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period; all as determined in accordance with GAAP.

         "CONSOLIDATED LIABILITIES" means all liabilities of the Borrower and its Subsidiaries that would, in accordance with GAAP, be required to be included as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that in determining Consolidated Net Income, there shall not be included in gross revenues any earnings of, and dividends payable to, the Borrower or any of its Subsidiaries in a currency which at the time may not be converted into Dollars under the laws of the nation issuing such currency.

         "CONSOLIDATED NET REVENUE" means the net revenue of the Borrower and its Subsidiaries on a consolidated basis.

         "CONTROLLED GROUP" means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower pursuant to Section 414(b) or (c) of the Code.

         "DAYS SALES OUTSTANDING" means, as of any calculation date, (i) Receivables divided by (ii) (a) Net Revenues for the three-month period ended on the calculation date divided by (b) ninety (90).

         "DEFAULT RATE" means the Prime Rate plus two percent (2.0%) per annum.

         "DOLLARS" and "$" mean United States Dollars.

         "DISTRIBUTION" means any dividend (in cash, securities or any other form of property) on, or other payment or distribution on account of, any Equity Interests of a Person.

         "EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining such Consolidated Net Income, (i) extraordinary charges, (ii) consolidated depreciation, amortization and interest (including the portion of payments under any Capitalized Lease that may be characterized as interest) and (iii) federal, state, local and foreign income taxes, minus (c) to the extent included in determining such Consolidated Net Income, extraordinary gains.

         "EBITDAR" means, for any period, the sum of (a) the Consolidated Net Income for such period, plus (b) to the extent deducted in determining such Consolidated Net Income, (i) extraordinary charges, (ii) consolidated depreciation, amortization and interest (including the portion of payments under a Capitalized Lease that may be characterized as interest), (iii) federal, state, local and foreign income taxes and (iv) consolidated operating lease rent expense for the Borrower and its Subsidiaries, minus (c) to the extent included in determining such Consolidated Net Income, extraordinary gains.

         "EMPLOYEE BENEFIT PLAN" means any Pension Plan or any other employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or any member of the Controlled Group maintains, or to which it makes or is obligated to make contributions.

         "ENVIRONMENTAL CLAIM" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and nonnegligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "ENVIRONMENTAL LAWS" means any applicable Governmental Requirement pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time:

         (1)      Clean Air Act (42 U.S.C. ss. 7401, et seq.);

         (2)      Clean Water Act (33 U.S.C. ss. 1251, et seq.);

         (3) Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.)

         (4) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.);

         (5)      Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.);

         (6)      Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.);

         (7)      Rivers and Harbors Act (33 U.S.C. ss. 401, et seq.);

         (8)      Endangered Species Act (16 U.S.C. ss. 1531, et seq.); and

         (9) Occupational Safety and Health Act (29 U.S.C. ss. 651, et seq.);

together with any other applicable foreign or domestic laws (federal, state, provincial or local) relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

         "ENVIRONMENTAL REPORT" means an environmental review and audit report with respect to real property which is prepared by a consultant acceptable to the Agent not more than ninety (90) days prior to the acquisition of such property and which is satisfactory in all respects to the Agent.

         "EQUITY INTERESTS" with respect to any Person shall mean indicia of ownership generally entitling the holder to direct the management or policies of such Person or to receive distributions of profits, including, without limitation, shares of Capital Stock (in the case of a corporation), partnership interests (in the case of a general, limited or limited liability partnership) or membership interests (in the case of a limited liability company).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATED GROUP" means any entity that, together with the Borrower or other member of the Controlled Group, is treated as a single employer under Section 414(m) of the Code.

          "EVENT OF DEFAULT" has the meaning set forth in SECTION 9.1 hereof.

         "EXCESS CASH FLOW" means, for any fiscal year, Consolidated Net Income (or loss) (excluding extraordinary gains and extraordinary losses) for such fiscal year, plus (a) the sum of (i) depreciation and amortization for such fiscal year, (ii) the non-cash portion, if any, of Interest Expense and (iii) an amount equal to a decrease in consolidated working capital during such fiscal year, minus (b) an amount equal to (i) Consolidated Capital Expenditures for such fiscal year, (ii) the aggregate principal amount of all Indebtedness required by its terms to be repaid during such fiscal year, (iii) the amount of all taxes paid during such fiscal year, to the extent not deducted in determining such Consolidated Net Income, (iv) an amount equal to any increase in consolidated working capital during such fiscal year and (v) the aggregate principal amount of Indebtedness hereunder voluntarily prepaid during such fiscal year.

         "EXCLUDED LEASES" means any lease (a) which has annual aggregate rental payments of One Hundred Thousand Dollars ($100,000) or less, or (b) the loss of which would not have a material adverse effect on the operation of the acute care facilities of the Borrower and its Subsidiaries, or (c) for which there does not exist any economic value between the market value of the space and the rental payments made thereunder.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such day is not yet published in either H. 15(519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m., New York City time, on that day by each of three leading brokers of federal funds transactions in New York City, selected by the Agent.

          "FINAL MATURITY DATE" means December 31, 2003.

         "FUNDED INDEBTEDNESS" means, without duplication, all obligations, liabilities and indebtedness of the Borrower and its Subsidiaries of the types described in clauses (a) through (e) of the definition of Indebtedness.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL APPROVALS" means any consent, right, exemption, concession, permit, license, authorization, certificate, order, franchise, determination or approval of any federal, state, provincial, municipal or governmental department, commission, board, bureau, agency or instrumentality required for the ownership of or activities of the Borrower or any of its Subsidiaries or any other Person in connection with the business of the Borrower or any of its Subsidiaries.

         "GOVERNMENTAL AUTHORITY" means any nation, state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GOVERNMENTAL REQUIREMENT" means all legal requirements in effect from time to time, including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including, but not limited to, any change in any law or regulation or the interpretation thereof by any foreign or domestic governmental or other authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of the Borrower or any of its Subsidiaries or to any of the property owned, leased or used by the Borrower or any of its Subsidiaries, including, without limitation, the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

         "GUARANTY" OR "GUARANTEED," as applied to an obligation (each a "primary obligation"), means (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such primary obligation or (B) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

         "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, toxic or hazardous substance, material, constituent or waste as such terms are defined in or pursuant to any Environmental Law.

         "HAZARDOUS WASTE FACILITY PERMIT" means any permit, license or other governmental authorization relating to the storage, treatment or disposal of any Hazardous Substance required pursuant to any Environmental Law.

         "HCFA" means the Health Care Financing Administration of HHS and any Person succeeding to the functions thereof.

         "HEALTH FACILITY LICENSE" shall mean a license or permit under Applicable Law to provide any nursing, medical or other health related services or any combination of such services.

         "HHS" means the United States Department of Health and Human Services and any Person succeeding to the functions thereof.

         "HIGHEST LAWFUL RATE" shall mean the maximum non-usurious interest rate, if any, that at any applicable time may be contracted for, taken, reserved, charged or received on any Loan or on the other amounts which may be owing to any Bank pursuant to this Agreement under the laws applicable to such Bank and this transaction.

         "INCIPIENT DEFAULT" has the meaning set forth in Section 5.1(e) hereof.

         "INDEBTEDNESS" of any Person means, without duplication (a) any obligation for borrowed money; (b) any obligation evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation to pay the deferred purchase price of property or services (other than in the ordinary course of business); (d) any Capitalized Lease Obligation; (e) any obligation or liability of others secured by a Lien on property owned by such Person, whether or not such obligation or liability is assumed; (f) any obligation under any Rate Contract; (g) any Guaranty; and (h) any other obligation or liability which is required by GAAP to be shown as part of the Consolidated Liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

         "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement.

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in SECTION
6.15 hereof.

         "INTEREST COVERAGE RATIO" means the ratio of (a) EBITDAR minus the Maintenance Capital Expenditure Limit, to (b) Interest Expense plus consolidated operating lease rent expense of the Borrower and its Subsidiaries.

         "INTEREST EXPENSE" means, for any period, the cash interest expense and letter of credit fee expense of the Borrower and its Subsidiaries determined on a consolidated basis for such period.

         "INTEREST PERIOD" means, with respect to any LIBOR Loan, a period from the borrowing date with respect to such Loan (or the date of the expiration of the then current Interest Period with respect to such Loan) to a date up to one
(1), two (2), three (3) or six (6) months thereafter, subject to the following:

         (a) if any Interest Period would otherwise end on a day which is not a Banking Day, that Interest Period shall be extended to the next succeeding Banking Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day;

         (b) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to SUBPARAGRAPH (A) above) end on the last day of such calendar month; and

         (c) any Interest Period that would otherwise extend beyond the Final Maturity Date shall end on the Final Maturity Date or, if the Final Maturity Date shall not be a Banking Day, on the next preceding Banking Day.

         "INVENTORY" means all goods intended for sale or lease or furnished or to be furnished under contracts of service or used or consumed in the business of the Borrower or any of its Subsidiaries, including, without limitation, all raw materials, work in process and finished goods or materials, together with all supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertisement, sale or finishing of such goods, and all documents of title or documents representing, covering or evidencing any of the foregoing.

         "INVESTMENT," as applied to any Person, means any direct or indirect ownership or purchase or other acquisition by that Person of any Capital Stock, equity interest, obligations or other securities, or of a beneficial interest in any Capital Stock, equity interest, obligations or other securities, or all or substantially all of the assets of any other Person (including any Subsidiary), or any direct or indirect loan, advance (other than advances to officers and employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

         "ISSUING BANK" shall mean The Toronto-Dominion Bank and any other Person which The Toronto-Dominion Bank may hereafter designate as the successor Issuing Bank pursuant to an Assignment and Acceptance or otherwise.

         "JCAHO" means the Joint Commission on Accreditation of Healthcare Organizations.

         "KEY CONTRACTS" has the meaning set forth in SECTION 6.14 hereof.

         "LETTER OF CREDIT" means a Letter of Credit issued by Issuing Bank on behalf or for the account of the Borrower from time to time in accordance with
ARTICLE III hereof.

         "LETTER OF CREDIT COMMITMENT" means the obligation of the Issuing Bank to issue Letters of Credit on behalf of the Banks from time to time in an aggregate face amount not to exceed Five Million Dollars ($5,000,000). The Banks shall participate in such Letters of Credit in an amount equal to their respective Commitment Percentages.

         "LETTER OF CREDIT FEE" means the fee provided for in Section 3.4(a) hereof.

         "LETTER OF CREDIT OBLIGATIONS" means, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms thereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate outstanding and unreimbursed drawings on any Letters of Credit.

         "LETTER OF CREDIT RESERVE ACCOUNT" means any account maintained by the Agent for the benefit of the Issuing Bank, the proceeds of which shall be applied as provided SECTION 9.2(D) hereof.

         "LIBOR LOAN" means any Loan bearing interest at the LIBOR Rate.

         "LIBOR RATE" means the rate (rounded upwards if necessary to the nearest whole one-sixteenth of one percent (0.0625%)) equal to (a) the product of Base LIBOR times Statutory Reserves, plus (b) the applicable LIBOR margin based upon the Borrower's ratio of Funded Indebtedness to EBITDA as calculated in accordance with SECTION 7.18(A)(I) as follows:

            Funded Indebtedness/EBITDA                                 LIBOR (bps)
            --------------------------                                 -----------
                     > 5.0                                               250.00
                     -
                     > 4.5 < 5.0                                         225.00
                     -
                     > 4.0 < 4.5                                         200.00
                     -
                     > 3.5 < 4.0                                         175.00
                     -
                     > 3.0 < 3.5                                         150.00
                     -
                     > 2.5 < 3.0                                         125.00
                     -
                           < 2.5                                         100.00

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law, but excluding therefrom any financing statement filed by a lessor under an operating lease not intended as security) and any contingent or other agreement to provide any of the foregoing.

         "LOAN" has the meaning set forth in SECTION 2.1(A) hereof (including any and all Base Rate Loans and LIBOR Loans), and "LOANS" means all such Loans at any time outstanding.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Notes, the Security Agreements, the Mortgages, the Subsidiary Guaranties, the Stock Pledge Agreements, the Concentration Account Pledge Agreement, reimbursement agreements relating to Letters of Credit, Rate Contracts under which any of the Agent or the Banks (or any Affiliate of the Agent or a Bank) is the counterparty, the Agent's Fee Letter, the Banks' Closing Fee Letter and all other agreements, instruments and documents (including, without limitation, security agreements, loan agreements, notes, fee agreements, guaranties, mortgages, deeds of trust, subordination agreements, pledges, assignments of intellectual property, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, certificates, reports, notices and all other writings) heretofore, now or hereafter executed by, on behalf of or for the benefit of the Borrower or any of its Subsidiaries and delivered to the Agent, the Issuing Bank or any of the Banks pursuant to or in connection with this Agreement or the transactions contemplated hereby, together with all amendments, modifications and supplements thereto.

         "LOAN REQUEST" has the meaning set forth in SECTION 2.1(C) hereof.

         "MAINTENANCE CAPITAL EXPENDITURE LIMIT" means an amount equal to One Hundred Thousand Dollars ($100,000) multiplied by the aggregate number of acute care facilities owned by the Borrower and its Subsidiaries.

         "MAJORITY BANKS" means at any time Banks holding at least sixty-six and two-thirds percent (66-2/3%) of the then aggregate outstanding principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having at least sixty-six and two-thirds percent (66-2/3%) of the Commitment Percentages.

         "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in (a) the business, assets, operations, prospects or financial condition of the Borrower and its Subsidiaries considered as a whole, (b) the collective ability of the Borrower and its Subsidiaries to pay the Obligations in accordance with their terms, or (c) the security interests or liens of the Agent, the Issuing Bank and the Banks in or on the Collateral or the priority of such security interests or liens.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and its Subsidiaries considered as a whole, (b) the collective ability of the Borrower and its Subsidiaries to pay the Obligations in accordance with their terms, or
(c) the security interests or liens of the Agent, the Issuing Bank and the Banks in or on the Collateral or the priority of such security interests or liens.

         "MATURITY" means any date on which a Loan or any portion thereof becomes due and payable whether as stated, by virtue of mandatory prepayment, by Acceleration or otherwise.

         "MEDICAID CERTIFICATION" shall mean the certification by the applicable state Medicaid agency or its successor that a facility complies with all the requirements for participation set forth in the Medicaid Regulations.

         "MEDICAID PROVIDER AGREEMENT" shall mean an agreement entered into with a state Medicaid agency or its successor or other such entity administering the Medicaid program pursuant to which the agency agrees to pay for covered services provided by a facility to eligible Medicaid recipients in accordance with the terms of such agreement and the Medicaid Regulations.

         "MEDICAID REGULATIONS" shall mean collectively (a) all Federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. ss.ss. 1396, et seq .); (b) all applicable provisions of all federal rules, regulations, manuals, final orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause (a) above; (c) all state statutes and regulations and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals, final orders and administrative, reimbursement and other applicable guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing.

         "MEDICARE CERTIFICATION" shall mean certification by HCFA or a state agency or entity under contract with HCFA that a facility complies with all the applicable requirements for participation set forth in the Medicare Regulations.

         "MEDICARE PROVIDER AGREEMENT" shall mean an agreement entered into with HCFA or a state agency under contract with HCFA under which HCFA agrees to pay for covered services provided by a facility to Medicare beneficiaries in accordance with the terms of such agreement and the Medicare Regulations.

         "MEDICARE REGULATIONS" shall mean collectively all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss.ss. 1395, et seq.), together with all applicable provisions of all rules, regulations, manuals, final orders and administrative, reimbursement and other applicable guidelines of all Governmental Authorities, including HHS, HCFA or the Office of the Inspector General of HHS, or any Person succeeding to the functions of any of the foregoing (whether or not having the force of law).

         "MINORITY HOLDERS" means the holders (other than the Borrower or any Wholly-Owned Subsidiary) of Equity Interests in a Partial Subsidiary.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

         "MORTGAGES" means the mortgages, leasehold mortgages, deeds of trust or other similar instruments, in form satisfactory to the Agent, to be executed and delivered by the Borrower, its Subsidiaries and their respective Subsidiaries in accordance with SECTION 4.1 hereof.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and to which the Borrower or any other member of the Controlled Group makes, is obligated to make or at any time since December 31, 1988 has made or been obligated to make contributions.

         "Net Assets" means, with respect to the Borrower on a consolidated basis, the aggregate amount of all items categorized as assets on the consolidated balance sheet of the Borrower under GAAP.

         "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of assets or securities by the Borrower or any of its Subsidiaries, the aggregate amount of cash received for such assets or securities, net of reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or such Subsidiary in connection with such sale, lease, transfer or other disposition of assets or securities, including, without limitation, sales commissions.

         "NET REVENUES" means gross revenues of the Borrower on a consolidated basis with its Subsidiaries less contractual adjustments thereto.

         "NET WORTH" means, at any time, with respect to the Borrower on a consolidated basis, the excess of Net Assets over Indebtedness.

"NOTES" has the meaning set forth in Section 2.1(d)(i) hereof.

         "OBLIGATIONS" means all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Agent or the Banks by the Borrower or any of its Subsidiaries of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or any of the other Loan Documents, whether or not for the payment of money, arising by reason of an extension of credit, absolute or contingent, due or to become due, now existing or hereafter arising, including all principal, interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

         "ORIGINAL AGREEMENT" means that certain Credit Agreement dated as of September 30, 1996, by and among the Borrower, the Agent, the Issuing Bank and the Banks, as amended.

         "ORIGINAL CLOSING DATE" means the date on which the obligation of the Banks to undertake the Commitment occurred under the Original Agreement.

         "ORIGINAL MORTGAGES" shall have the meaning set forth in SECTION 4.1
(B).

         "ORIGINAL NOTES" means those promissory notes evidencing the Borrower's obligations to repay all loans made by the Banks pursuant to the Original Agreement.

         "PARTIAL SUBSIDIARY" shall mean any Subsidiary which is not a Wholly-Owned Subsidiary.

         "PARTICIPANT" has the meaning set forth in SECTION 11.1(E) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor to all or any part of such corporation's functions under ERISA.

         "PENSION PLAN" means any Multiemployer Plan or any other employee pension benefit plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA and which the Borrower or any member of the Controlled Group maintains, or to which it makes, is obligated to make or at any time during the preceding five calendar years has made or has been obligated to make contributions.

         "PERMITTED ACQUISITIONS" means any acquisition by the Borrower or one of its Subsidiaries of all or substantially all of the Capital Stock of a corporation, all or substantially all of the ownership interests in any partnership or joint venture, all or substantially all of the operating assets of any Person, or assets which constitute all or substantially all of the assets of a division or a separate or separable line of business, provided that:

                  (i) the Borrower or its Subsidiary, as the case may be, is the surviving entity in any acquisition involving a merger, reorganization or recapitalization;

                  (ii) the corporation, partnership, operating assets or line of business acquired is in a line of business consistent with the business plan of the Borrower and its then current Subsidiaries;

                  (iii) no Event of Default or Incipient Default shall exist at the time of such acquisition or would result on a pro forma basis after completion of such acquisition;

                  (iv) not less than ten (10) days prior to such acquisition, the Agent shall have received an Environmental Report with respect to any real property to be so acquired;

                  (v) contemporaneously with the closing of such acquisition, the Agent shall have received such documents and instruments as may be necessary to grant or confirm to the Agent a Lien on or security interest in all of the assets so acquired and all proceeds and revenues therefrom, including, one or more Mortgages with respect to any real property or leasehold interest in real property so acquired and (in case a Subsidiary is created or acquired in connection with such Permitted Acquisition) a Stock Pledge Agreement (or addendum to a previously executed Stock Pledge Agreement), a Subsidiary Guaranty, a Security Agreement and (to the extent applicable) a Subsidiary Note, and shall have received a title insurance policy with respect to any real property so acquired which is substantially similar to the title insurance policies delivered pursuant to SECTION 5.10)(ii)(B) hereof and, to the extent applicable, landlord's waivers from landlords in any ground leases so acquired which shall be in form and substance satisfactory to the Agent;

                  (vi) the Agent shall have received a certificate of an Authorized Representative (to be delivered to the Agent not less than ten (10) days prior to such acquisition) setting forth in reasonable detail the calculations necessary to show compliance with the financial ratios set forth in SECTION 7.18 hereof for the twelve (12) months immediately preceding the date of the acquisition, assuming that the proposed acquisition had occurred on the first day of the first month of such twelve (12) month period; provided, however, EBITDA of any acute care facility or related business previously acquired by the Borrower or any of its Subsidiaries without the approval of the Banks holding at least seventy-five percent (75%) of the then outstanding principal amount of the Loans or, if no such principal amount is then outstanding, the Banks having at least seventy-five percent (75 %) of the Commitment Percentages, shall not be taken into account for purposes of calculating the ratio of Funded Indebtedness TO EBITDA PURSUANT TO SECTION 7.18(a)(i) hereof unless agreed to by the aforesaid percentage of Banks. For purposes of calculating EBITDA pursuant to this SUBPARAGRAPH (vi), with the prior consent of the Agent (which consent shall not be unreasonably withheld), any expenses (and other items) that will be immediately realized upon consummation of the acquisition (or immediately thereafter) may be excluded from calculation of EBITDA;

                  (vii) not less than ten (10) days prior to such acquisition, the Agent shall have received historical and pro forma financial statements for the entity or line of business to be acquired;

                  (viii) the Agent and the Banks shall have had the opportunity to conduct an inspection of the entity or line of business to be acquired; and

                  (ix) any such acquisition with a Purchase Price in excess of Twelve Million Five Hundred Thousand Dollars ($12,500,000), or in which the Borrower acquires less than One Hundred Percent (100%) of the Equity Interests, shall be approved by the Agent, and any such acquisition with a Purchase Price in excess of Twenty Million Dollars ($20,000,000) shall be approved by the Majority Banks; provided, however, that in the event that the Purchase Price of acquisitions in any twelve (12) month period exceed Thirty-Million Dollars ($30,000,000) in the aggregate, then all subsequent acquisitions shall be approved by the Majority Banks; provided, further, that in the event that no portion of the purchase price to be paid in connection with such acquisition is to be funded with the proceeds of any Loan, this SUBPARAGRAPH (ix) SHALL not be applicable to such acquisition; such documentation provided PURSUANT TO SUBPARAGRAPHS (iv), (vi) AND (vii) above to be delivered to the Agent not less than ten (10) days prior to such acquisition).

         "PERMITTED ENCUMBRANCES" means: (a) carriers', warehousemen's, mechanics', landlords, materialmen, suppliers', tax, assessment, governmental and other like liens and charges arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not more than thirty (30) days overdue, or are being contested in good faith by appropriate proceedings, provided that, in accordance with GAAP, adequate reserves have been established; (b) liens arising in connection with worker's compensation, unemployment insurance, appeal and release bonds and progress payments under government contracts; (c) judgment liens with respect to which execution has been stayed, or the appeal period for which has not expired, or the payment of which is covered in full by insurance (as certified by an Authorized Representative; (d) zoning restrictions, easements, licenses or other restrictions on the use of real property, so long as the same do not materially impair the use of such real property by the Borrower or any of its Subsidiaries or the value thereof to the owner of such real property; (e) any lien existing or arising by operation of law in the ordinary course of business, such as a "banker's lien" or similar right of offset; (f) liens on the property of the Borrower or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the ordinary course of business, provided that all such Liens in the aggregate have no reasonable likelihood of causing a Material Adverse Effect; (g) liens covering equipment (including liens in favor of a lessor under a Capitalized Lease), whether or not such equipment was purchased or leased by the Borrower or any of its Subsidiaries or assumed in connection with a Permitted Acquisition, which liens secure purchase money financing for such equipment, provided that any such lien covers only the equipment so acquired; (h) liens identified on SCHEDULE 8.6 attached hereto; (i) liens and security interests securing payment of the Obligations granted pursuant to any of the Loan Documents; (j) liens encumbering assets (other than receivables) acquired (whether directly through the purchase of assets or by acquisition of the Capital Stock of a corporation or ownership interests in a partnership or joint venture) in a Permitted Acquisition which were not incurred or created in connection with or in contemplation of such Permitted Acquisition, provided that the aggregate book value of any assets subject to liens permitted by this clause
(j) shall not exceed five percent (5%) of the Borrower's total assets; (k) any renewals or extensions of any of the liens referred to in any of the foregoing clauses (g), (h), (i), or (j), provided that by any such renewal or extension no lien is extended to additional property and that no monetary amount secured by any such lien is increased; (l) any other lien or security interest securing payment of a determinable amount which is not overdue and which, when added to all other liens covered by this clause (l), does not exceed One Million Dollars ($1,000,000); and (m) liens in favor of any Wholly-Owned Subsidiary of Borrower, provided such Subsidiary has executed an intercreditor agreement subordinating such liens to the liens of the Banks and otherwise in form and substance acceptable to the Agent in its sole discretion.

         "PERMITTED PURPOSES" means the purposes for which Loans may be used or Letters of Credit issued. The Permitted Purposes are as follows: (a) to make Permitted Acquisitions; and (b) to provide funds for general corporate purposes, including (but not limited to) initial and ongoing working capital, the completion of any construction or development projects at acute care facilities or related businesses acquired by the Borrower or any of its Subsidiaries which are in progress on the date of acquisition, and capital improvements to acute care facilities or related businesses acquired by the Borrower or any of its Subsidiaries which are made after the date of acquisition; provided that (y) the outstanding aggregate principal amount of all Loans made for working capital purposes shall not exceed Ten Million Dollars ($10,000,000) and (z) the aggregate face amount of all Letters of Credit shall not exceed Five Million Dollars ($5,000,000) at any one time, as certified by the Borrower as a condition for the making of any Loan for working capital purposes or the issuance of any Letter of Credit.

         "PERSON" means any individual, corporation, partnership, trust, association or other entity or organization, including any government, political subdivision, agency or instrumentality thereof.

         "PRIME RATE" shall be the rate most recently announced by The Toronto-Dominion Bank as its "Prime Rate." Prime Rate is a base rate which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the reporting thereof after its announcement in such internal publication or publications as the Agent may designate. Any change in the interest rate resulting from a change in such Prime Rate shall become effective as of 12:01 a.m. of the Banking Day on which each change in Prime Rate is announced by The Toronto-Dominion Bank.

         "PURCHASE PRICE" as used in the definition of Permitted Acquisitions, means (i) cash paid to the seller in consideration of such acquisition, (ii) long-term indebtedness of the seller assumed by the Borrower or its Subsidiary in consideration of such acquisition, (iii) initial working capital and (iv) initial capital expenditures identified as such on the purchase date and made within twelve months of such date.

         "RATE CONTRACTS" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

         "RECEIVABLES" shall mean any right to payment, whether or not it has been earned by performance, for goods sold or leased or for services rendered in the ordinary course of business, after adjustment for estimated settlements with third party payors.

          "REPLACEMENT BANK" has the meaning set forth in SECTION 2.2(G) hereof.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days notice to the PBGC is waived under applicable regulations. In addition, a Reportable Event means a withdrawal from a plan described in Section 4063 of ERISA or a cessation of operations described in Section 4062(e) of ERISA, if such withdrawal or cessation could reasonably be expected to result in a liability of the Borrower or member of the Controlled Group to the PBGC, to a trustee or to a Multiemployer Plan in an aggregate amount of One Million Dollars ($1,000,000) or more.

         "RESPONSIBLE OFFICER" means the Borrower's Chief Executive Officer, Senior Vice President, Finance and Administration, or Treasurer.

         "REVOLVING TERMINATION DATE" means December 31, 2000 or such earlier date, if any, that the Total Commitment Amount is reduced to zero pursuant to
Section 2.1(b) hereof.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, and any successor thereto that is a nationally recognized rating agency.

          "SALE-LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Borrower or one of its Subsidiaries transfers such property to a Person and the Borrower or one of its Subsidiaries leases it from such Person.

          "Security Agreements" means the Amended and Restated Security Agreement to be executed and delivered by the Borrower and the Security Agreements to be executed and delivered by its Subsidiaries and their respective Subsidiaries in accordance with Section 4.1 hereof.

         "SENIOR INDEBTEDNESS" means all Funded Indebtedness other than the Welsh Carson Subdebt.

          "SOLVENT" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair salable value) is in excess of the total amount of all of its debts and liabilities, including contingent, subordinated, unmatured and unliquidated liabilities; and

                  (ii) it is then able to pay its debts as they become due; and

                  (iii) it owns property having a value (both at fair valuation and at present fair salable value) in excess of the total amount required to pay its debts; and

                  (iv) it has capital sufficient to carry on its business.

         "STATUTORY RESERVES" means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves, and expressed as a decimal) established by the Federal Reserve Board or any other United States banking authority to which the Agent or any Bank is subject for Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board). Such reserve percentages shall include, without limitation, those imposed under said Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Banks under said Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "STOCK PLEDGE AGREEMENTS" means the Amended and Restated Stock Pledge Agreements to be executed and delivered by the Borrower and its Subsidiaries in accordance with SECTION 4.1 hereof.

         "SUBSIDIARY" of a Person means any corporation, partnership, joint venture, association or other business entity of which such Person now or hereafter owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body thereof. References herein to Subsidiaries of the Borrower shall, unless otherwise specifically provided, include any Subsidiaries of the Borrower's Subsidiaries, whether now or hereafter acquired.

         "SUBSIDIARY GUARANTIES" means the Guaranty Agreements to be executed and delivered by all Subsidiaries of the Borrower in accordance with SECTION 4.2 hereof.

         "SUBSIDIARY NOTE" has the meaning set forth in SECTION 2.1(d)(ii) hereof.

         "TENET HOSPITALS" means the following acute care facilities and related assets purchased by Borrower (or its Affiliates) from certain subsidiaries of Tenet Healthcare Corporation: Lander Valley Medical Center (Lander, Wyoming), Davenport Medical Center (Davenport, Iowa), Eastmoreland General Hospital (Portland, Oregon) and Woodland Park Hospital (Portland Oregon).

         "TOTAL COMMITMENT AMOUNT" means, as of any date, subject to SECTION 2.1(b) hereof, an amount equal to One Hundred Thirty-Two Million Five Hundred Thousand Dollars ($132,500,000).

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

          "WCAS" means WCAS Capital Partners III, L.P.

         "WCAS SUBDEBT" means the subordinated Indebtedness loaned by WCAS to the Borrower pursuant to SECTION 5.1(p) hereof.

         "Welsh Carson" means Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Healthcare Partners, L.P. and related parties.

         "WELSH CARSON SUBDEBT" means (a) the WCAS Subdebt, and (b) any subsequent loans of subordinated Indebtedness by WCAS or Welsh Carson.

         "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary as to which all of the Equity Interests are held by the Borrower or a Wholly-Owned Subsidiary of the Borrower.

         SECTION 1.2 ACCOUNTING TERMS.

         Each accounting term not defined herein and each accounting term partly defined herein to the extent not defined shall have the meaning given to it under GAAP.

                                   ARTICLE II

                                     LOANS

         SECTION 2.1 REVOLVING CREDIT.

         (a) Revolving Loans. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make loans to the Borrower on a revolving basis (each herein called a "Loan"), from time to time until the Revolving Termination Date, in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment Amount. The Borrower shall use the proceeds of the Loans exclusively for Permitted Purposes. The Loans shall consist of one or more Base Rate Loans and LIBOR Loans, subject to SECTION 2.2(a) hereof. All of the Loans shall mature on the Final Maturity Date. Subject to the terms and conditions of this Agreement, Loans which are prepaid may be reborrowed in whole or in part prior to the Revolving Termination Date. Each Borrowing of a Base Rate Loan hereunder shall be in a principal amount equal to an integral multiple of One Hundred Thousand Dollars ($100,000) and in a minimum principal amount of Five Hundred Thousand Dollars ($500,000), and each Borrowing of a LIBOR Loan hereunder shall be in a principal amount equal to an integral multiple of One Million Dollars ($1,000,000) and in a minimum principal amount of Five Million Dollars ($5,000,000).

         (b) Commitment Limits. The aggregate principal amount of Loans outstanding shall not at any one time exceed the Total Commitment Amount minus the Letter of Credit Obligations, and the Banks shall have no obligation to make any Loan if, after giving effect thereto, the Available Commitment Amount would be less than zero. The Borrower may reduce the Total Commitment Amount upon not less than five (5) Banking Days telephone notice, confirmed by an Authorized Representative on the date of such notice by electronic facsimile transmission, to the Agent and by repaying to the Agent for the account of the Banks the principal amount of any Loans outstanding in excess of such reduced amount. Any such reduction shall be permanent and shall (unless reducing the Total Commitment Amount to zero) be in an amount equal to at least Five Million Dollars ($5,000,000) and be an integral multiple of One Million Dollars ($1,000,000).

         (c) Borrowing Procedures. For any proposed Borrowing which is to be a Base Rate Loan, an Authorized Representative shall give the Agent telephone notice not later than 11:00 a.m. (Houston, Texas time) on the Banking Day of the proposed Borrowing, confirmed by a written borrowing request in substantially the form attached hereto as EXHIBIT 2.1(c) (a "Loan Request"), executed by an Authorized Representative and received by the Agent by facsimile on the day of such telephone notice. For any proposed Borrowing which is to consist of at least one (1) LIBOR Loan, an Authorized Representative shall give the Agent telephone notice not later than 11: 00 a.m. (Houston, Texas time) at least three
(3) Banking Days prior to the date of the proposed Borrowing, confirmed by a Loan Request executed by an Authorized Representative and received by the Agent by facsimile on the day of such telephone notice. Upon receipt by the Agent of the Loan Request, the Agent shall promptly notify each Bank of the proposed Borrowing, including the date and amount thereof. Each Bank will make an amount equal to its respective Commitment Percentage of such Borrowing available to the Agent for the account of the Borrower at the office specified by the Agent in
SECTION 11.9 hereof for payment to the Borrower by 2:00 p.m. (Houston, Texas time) on the borrowing date requested by the Borrower. Unless any applicable condition specified in ARTICLE V hereof has not been satisfied, the proceeds of all such Loans will then be made available to the Borrower by the Agent at such office by crediting the account of the Borrower with the aggregate of the amounts made available to the Agent by the Banks in like funds as received by the Agent.

(d) Notes.

                  (i) Notes of the Borrower. The Borrower's obligation to repay all Loans made by the Banks shall be evidenced by a promissory note in favor of each Bank in the form attached hereto as EXHIBIT 2.1(d)-1 (the "Notes").

                  (ii) Notes of Subsidiaries. In the event that the Borrower loans all or a portion of any Loan to any of its Subsidiaries, such Subsidiary shall execute and deliver a promissory note in favor of the Borrower in the form attached hereto as EXHIBIT 2.1(d)-2 (the "Subsidiary Note"), and the Borrower shall assign such Subsidiary Note to the Agent to be held by the Agent, on behalf of itself and for the benefit of the Banks, as additional security for the repayment of such Loan.

         SECTION 2.2 INTEREST AND FEES.

         (a) Interest. Subject to all other provisions of this SECTION 2.2, all or a part of each Loan may, at the option of the Borrower, be a Base Rate Loan or a LIBOR Loan. Subject to SECTION 2.2(f) hereof, the Loans shall bear interest on the unpaid principal amount thereof from the date of disbursement until such amount shall become due and payable at Maturity (i) in the case of each Base Rate Loan, at a fluctuating rate per annum equal to the Base Rate as from time to time in effect and (ii) in the case of each LIBOR Loan, at a rate per annum equal to the LIBOR Rate for the applicable Interest Period. Interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar quarter, commencing with the quarter ending March 31, 1998, on any date that any such Base Rate Loan is converted to a LIBOR Loan, on the date of any prepayment as to the amount of such prepayment, and on the Final Maturity Date. Interest on each LIBOR Loan shall be payable in arrears on the last day of the applicable Interest Period (provided, however, that interest on each LIBOR Loan with an Interest Period of six (6) months shall be paid three (3) months after commencement of such Interest Period and on each three (3) month anniversary thereof), on any date when such LIBOR Loan is converted to a Base Rate Loan, on the date on which any LIBOR Loan is prepaid as to the amount of such prepayment, and on the Final Maturity Date.

         Upon the occurrence of an Event of Default, and at the direction of the Majority Banks, interest on the Loans and any other outstanding Obligations shall accrue at the Default Rate from the date of the occurrence of such Event of Default. Interest accruing at the Default Rate shall be payable on demand and in any event at Maturity and shall accrue until the earliest to occur of (i) waiver in writing by the Majority Banks of the applicable Event of Default, which waiver may provide for the waiver of the Default Rate from the initial date of accrual thereof to the date of such waiver, (ii) agreement by the Majority Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Loans and other outstanding Obligations. The Banks shall not be required to (i) accelerate the maturity of the Loans or (ii) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

         (b) Extensions and Conversions. Subject to the terms and conditions hereof, including SECTION 2.2(a), the Borrower shall have the option at any time to convert all or any part of a Loan into a Base Rate Loan or a LIBOR Loan; provided, however, that (i) a LIBOR Loan may be converted only as of the last day of the applicable Interest Period, and (ii) the Borrower may not convert a Base Rate Loan into a LIBOR Loan or extend a LIBOR Loan after the occurrence and during the continuance of an Event of Default hereunder. Each LIBOR Loan shall be in a principal amount equal to an integral multiple of One Million Dollars ($1,000,000) and in a minimum principal amount of Five Million Dollars ($5,000,000). Subject to the terms and conditions hereof, the Borrower may extend a LIBOR Loan beyond its current Interest Period. In the case of a proposed conversion of a Base Rate Loan into a LIBOR Loan or an extension of a LIBOR Loan, an Authorized Representative shall give the Agent telephone notice not later than 11:00 a.m. (Houston, Texas time) at least three (3) Banking Days prior to the date of the proposed conversion or extension, confirmed by a written notice executed by an Authorized Representative and received by the Agent by facsimile on the day of such telephone notice. The Agent shall provide a copy of such written notice to the Banks. In the case of a proposed conversion of a LIBOR Loan into a Base Rate Loan, an Authorized Representative shall give the Agent telephone notice not later than 11:00 a.m. (Houston, Texas time) at least one (1) Banking Day prior to the end of the applicable Interest Period confirmed by a Notice of Conversion/ Extension executed by any Authorized Representative and received by the Agent by facsimile the day of such telephone notice. Any notice given by an Authorized Representative under this SECTION 2.2(b) shall be irrevocable. Unless the Agent receives notice of a proposed conversion as and when required hereunder, then at the end of an Interest Period for a LIBOR Loan, such Loan shall automatically convert to a Base Rate Loan.

         (c) Commitment Fee. The Borrower shall pay to the Agent for the account of the Banks, in accordance with the Banks' Commitment Percentages, a Commitment Fee equal to the amount listed below based upon the Borrower's ratio of Funded Indebtedness to EBITDA as calculated in accordance with Section 7.18(a)(i) of the average daily Available Commitment Amount as follows:

                     Funded Indebtedness/                                           Commitment Fee
                            EBITDA -                                                     (bps)
                     --------------------                                           --------------

                           > 5.0                                                         37.50
                           -
                           > 4.5 < 5.0                                                   37.50
                           -
                           > 4.0 < 4.5                                                   37.50
                           -
                           > 3.5 < 4.0                                                   37.50
                           -
                           > 3.0 < 3.5                                                   37.50
                           -
                           >  2.5 < 3.0                                                   25.00
                           -
                                  < 2.5                                                   25.00

The Commitment Fee shall (i) accrue from the Closing Date to the Revolving Termination Date and (ii) be payable quarterly in arrears on the last day of each quarter commencing with the quarter ending March 31, 1998 and on the Revolving Termination Date.

         (d) Computation of Interest and Commitment Fee. The computation of interest and the Commitment Fee shall be based on the actual number of days elapsed assuming (i) in the case of Base Rate Loans and any period during which any such Loans are outstanding, a year consisting of three hundred sixty-five
(365) days and (ii) in the case of LIBOR Loans and any period during which any such Loans are outstanding, a year consisting of three hundred sixty (360) days.

         (e) Illegality, Taxation and Additional Interest Rate Provisions.

                  (i) In the event the Agent shall have determined (which determination shall be conclusive and binding) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Base LIBOR, the Agent shall forthwith give notice of such determination, confirmed in writing, to the Borrower. If such notice is given, and until such notice has been withdrawn by the Agent, no additional LIBOR Loans shall be made and no additional conversions of Loans to LIBOR Loans shall be permitted, and at the end of the Interest Period relating to any outstanding LIBOR Loans, such Loans shall become Base Rate Loans.

                  (ii) Notwithstanding any other provisions herein, if any law, treaty, rule or regulation, or determination of a court or other Governmental Authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for a Bank to make or maintain LIBOR Loans, as contemplated by this Agreement, the obligation of such Bank hereunder to make LIBOR Loans shall forthwith be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and each LIBOR Loan of such Bank then outstanding shall (if required by such law, treaty, rule, regulation, determination or change) immediately become a Base Rate Loan.

                  (iii) In the event that any adoption or modification of any law, treaty, rule or regulation, or determination of a court or other Governmental Authority, or that any change in the interpretation or application thereof, which adoption, modification or change becomes effective after the date hereof, or in the event that compliance by a Bank with any request or directive issued after the date hereof (whether or not having the force of law) from any Governmental
         Authority:

                           (A) does or shall subject a Bank or any of its
                  foreign offices to any tax of any kind whatsoever (other than taxes based on income from all sources) with respect to this Agreement, the Notes, the Loans or any payments made to and received by such Bank of principal, interest, fees or any other amount payable hereunder; or

                           (B) does or shall impose, modify, or hold applicable
                  any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by, any office of a Bank (other than to the extent previously taken into account in determining the Base Rate or Statutory Reserves); or

                           (C) does or shall impose on a Bank any other
                  condition;

         and the result of any of the foregoing is to increase the cost to a Bank of making, renewing or maintaining such Bank's Commitment Amount or the Loans, or to reduce any amount receivable in respect thereof or under any of the Loan Documents; then, in any such case, such Bank shall notify the Borrower of any such event and shall deliver to the Agent and the Borrower a written statement specifying in reasonable detail the losses or expenses sustained or incurred, and any reasonable allocation made by such Bank of such losses and expenses shall be conclusive. The Borrower shall, within ten (10) days following demand therefor, pay the amount of such losses and expenses.

                  (iv) Each Bank represents and warrants to the Agent and the Borrower that, under applicable law and treaties, such Bank is entitled to receive all payments under this Agreement and the Notes payable to it, without deduction or withholding of any taxes imposed by the United States or any political subdivision thereof. On or before the Closing Date, each Bank shall deliver to each of the Borrower and the Agent two
         (2) executed copies of valid and properly completed (i) United States Internal Revenue Service Form 1001 or 4224 certifying that such Bank is entitled to receive payments under this Agreement and the Notes then held by it, without deduction or withholding of any United States federal income taxes, and (ii) Internal Revenue Service Form W-8 or W-9 establishing any exemption from United States backup withholding tax. If any such form is found to be incomplete or incorrect, or must be replaced (on the same or a successor form) in order to maintain its effectiveness, the affected Bank shall execute and deliver to the Borrower and the Agent two (2) executed copies of a valid, complete and correct replacement form.

         (f) Capital Adequacy Requirements. If any Bank shall determine that the application of any law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank. or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its lending office) or any corporation controlling such Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority (which in any such case has become effective after the date hereof), affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank, and such Bank determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then, upon demand of such Bank, the Borrower shall, within ten
(10) days following demand therefor, pay to such Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate such Bank for such increase.

         (g) Substitution of Banks. Upon the receipt by the Borrower from any Bank (an "Affected Bank") of a request for compensation or payment under this
SECTION 2.2, the Borrower may: (i) request the Agent to use reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or part of such Affected Bank's Loans and Commitments (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments;
(iii) designate a Replacement Bank; or (iv) subject to SECTION 11.3(e) hereof, terminate in whole or reduce in part the Commitments of the Affected Bank and prepay all or part of the outstanding Loans owing to such Affected Bank in accordance with SECTION 2.3 hereof. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent and each of the other Banks (which consent in the case of the Banks and the Agent shall not be unreasonably withheld).

         (h) Highest Lawful Rate. Anything in this Agreement to the contrary notwithstanding, the Borrower shall never be required to pay unearned interest on any Loan and shall never be required to pay interest on any Loan at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement would exceed the Highest Lawful Rate, or if any Bank shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement to a rate in excess of the Highest Lawful Rate, then (a) in lieu of the amount of interest which would otherwise be payable under this Agreement, the Borrower shall pay the Highest Lawful Rate and (b) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be credited on the principal of such Loan and thereafter shall be refunded to the Borrower. It is further agreed, without limiting the foregoing, that all calculations of the rate of interest contracted for, charged or received by any Bank under this Agreement that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being such Bank's "Maximum Permissible Rate") shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans all interest at any time contracted for, charged or received by such Bank in connection therewith. If at any time and from time to time (i) the amount of interest payable to any Bank on any date shall be computed at such Bank's Maximum Permissible Rate pursuant to this SECTION 2.2(h) and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest otherwise payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this SECTION 2.2(h).

         SECTION 2.3 PAYMENTS.

         (a) Payment of Loans. The Borrower shall repay all Loans which are outstanding on the Revolving Termination Date by paying one-sixteenth (1/16) of the aggregate outstanding principal amount thereof on December 31, 2000 and on the last day of each third month thereafter to and including September 30, 2003 and by paying the aggregate principal amount thereof remaining outstanding on December 31, 2003.

         (b) Optional Prepayment. Subject to the following and the provisions of
SECTION 2.3(c) and SECTION 2.3(d) hereof, the Borrower may at any time prepay, upon notice given not later than 10:30 a.m. (Houston, Texas time) on the date of such prepayment in the case of Base Rate Loans, or three (3) Banking Days prior written notice to the Agent as to any LIBOR Loans, the principal amount of any or all of the Loans in whole or in part, without penalty or premium. With respect to each prepayment hereunder, interest accrued to the date of prepayment on the amount of such prepayment shall be payable (i) for LIBOR Loans, on the date of the prepayment, and (ii) for Base Rate Loans, on the next scheduled date for the payment of interest pursuant to SECTION 2.2(a) hereof. Any such notice of prepayment shall specify the amount of the prepayment. Any such prepayment shall be in a minimum principal amount of Five Million Dollars ($5,000,000) and in a principal amount which is an integral multiple of One Million Dollars ($1,000,000).

         (c) Mandatory Prepayment.

                  (i) If at any time the aggregate principal amount of the Loans outstanding exceeds the Total Commitment Amount minus the Letter of Credit Obligations, then the Borrower shall immediately pay to the Agent, for the account of each Bank, the amount of such excess (as a prepayment in respect of the Loans), plus any amount due under SECTION 2.3(d) hereof as a result of such prepayment.

                  (ii) In the event that the Borrower or any of its Subsidiaries sells or otherwise disposes of assets in any calendar year, and the book value of such assets, together with the book value of any other assets sold or disposed of by the Borrower and its Subsidiaries during such calendar year, are in excess of five percent (5%) of the book value of the total assets of the Borrower and its Subsidiaries on the first day of such calendar year, the Borrower shall prepay the Loans from the Net Cash Proceeds received at any time by the Borrower or its Subsidiaries from such sale or other disposition. The Borrower shall also pay any amount due under SECTION 2.3(d) hereof as a result of such prepayment or may, in lieu thereof, deposit the Net Cash Proceeds with the Agent, to be held pending expiration of Interest Periods until the earliest time at which such proceeds may be used to prepay the Loans in accordance herewith without the Borrower being obligated to pay any amounts which would have been due under SECTION 2.3(d) hereof had payment been made earlier.

                  (iii) Within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending March 31, 1998), the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of the Excess Cash Flow for such fiscal year reduced by the amount necessary to maintain a minimum of Four Million Dollars ($4,000,000) of cash and cash equivalents on the Borrower's consolidated balance sheet at the end of such fiscal year.

                  (iv) In the event that the Borrower shall issue Equity Interests to a Person other than Welsh Carson in exchange for cash, or shall incur additional unsecured or subordinated Indebtedness other than the Welsh Carson Subdebt, Borrower shall apply the proceeds so received in prepayment of the Loans as follows:

                           (A) If the ratio of Funded Indebtedness to EBITDA,
                  calculated in accordance with SECTION 7.18(a)(i) is greater than or equal to 4.75 : 1, then the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by the Borrower.

                           (B) If the ratio of Funded Indebtedness to EBITDA,
                  calculated in accordance with SECTION 7.18(a)(i) is less than
                  4.75 : 1, then the Borrower shall prepay the Loans in an amount equal to (I) twenty-five percent (25 %) of the Net Cash Proceeds received by the Borrower from the issuance of any additional

                  Equity Interests, and (II) fifty percent (50%) of the Net Cash Proceeds received by the Borrower by incurring additional unsecured or subordinated Indebtedness other than the Welsh Carson Subdebt.

         Any prepayment made pursuant to SECTION 2.3(c)(ii) hereof shall permanently reduce the Total Commitment Amount; provided, however, that if and to the extent that the Net Cash Proceeds result from the sale of any asset which is being replaced or will be replaced within twelve (12) months after the date of receipt of such Net Cash Proceeds by a similar or comparable replacement asset having a comparable fair market value or in connection with a Permitted Acquisition and if the Borrower notifies the Agent in writing within five (5) Banking Days after the applicable sale that the Borrower or its Subsidiary intends to so replace the asset sold or to so use such Net Cash Proceeds for a Permitted Acquisition, the Total Commitment Amount shall not be permanently reduced until the twelve (12) month anniversary of such sale, and on such 12-month anniversary, the Total Commitment Amount shall be permanently reduced by (i) one hundred percent (100%) of such Net Cash Proceeds received by the Borrower or its Subsidiary from such sale if the Borrower fails to notify the Agent in writing on or before the twelve (12) month anniversary of such asset sale that the replacement asset has been acquired or a Permitted Acquisition has been completed, or (ii) the amount of any excess Net Cash Proceeds not used to acquire the replacement asset or in connection with a Permitted Acquisition. Any Loans or portions thereof prepaid pursuant to SECTION 2.3(c)(iii) hereof may, subject to the terms and conditions of this Agreement, be reborrowed prior to the Revolving Termination Date.

         (d) Payments Prior to Interest Period Expiration. The Borrower hereby agrees to indemnify and hold the Banks free and harmless from any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Banks to fund or maintain any LIBOR Loan and in addition to any interest or other payments which may be due the Banks under this Agreement) which the Banks may incur as a result of (i) the failure by the Borrower to accept or complete a borrowing, conversion or extension with respect to a LIBOR Loan after making a request therefor, (ii) the failure of the Borrower to make any prepayment after notice has been given in accordance with SECTION 2.3(b) hereof, (iii) a prepayment in whole or in part (whether optional or mandatory) of any LIBOR Loan prior to the expiration of a related Interest Period, or (iv) the conversion of a LIBOR Loan as a result of any of the events indicated in SECTION 2.3(G) hereof. The Agent, after consultation with the Banks, shall deliver to the Borrower a written statement specifying in reasonable detail any amounts due the Banks as provided above, and such statement, in the absence of manifest error, shall be fixed and binding on all parties. In no event shall any amounts be payable by the Banks to the Borrower under this SECTION 2.3(d).

         (e) Payments by the Borrower. All payments (including prepayments) required to be made on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, at the Agent's office referenced in SECTION 11.9 hereof, in Dollars and in immediately available funds no later than 2:00 p.m. (Houston, Texas time). The Agent will promptly distribute such payments to each Bank its Commitment Percentage of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 2:00 p.m. (Houston, Texas time) shall be deemed to have been received on the immediately succeeding Banking Day. Whenever any payment hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such payment has not been made in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect from time to time.

         (f) Payments by the Banks to the Agent. Each Bank shall make available to the Agent in immediately available funds the amount of such Bank's Commitment Percentage of any Borrowing pursuant to notification as provided in SECTION 2.1(c). Unless the Agent shall have received notice from a Bank at least one (1) Banking Day prior to the date of any proposed Borrowing that such Bank will not make available to the Agent for the account of the Borrower the amount of that Bank's Commitment Percentage of the proposed Borrowing, the Agent may assume that each Bank has made such amount available to the Agent on the borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall within two (2) Banking Days following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate as in effect for each day during such period. A notice from the Agent submitted to any Bank with respect to amounts owing under this
SECTION 2.3(e) conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of the Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two (2) banking days following the date of such Borrowing, the Agent shall notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the account of the Agent, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Bank to make any Loan on any date of any proposed Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on such date. In the event that a Bank for any reasons fails or refuses to fund its portion of a Loan in violation of this Agreement, then, until such time as such Bank has funded its portion of such Loan, or all other Banks have received in full (whether by repayment or prepayment) of the principal and interest due in payment respect of such Loan, such non-funding Bank shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and (ii) shall not be entitled to receive any payments of principal, interest or fees from the Agent (or the other Banks) in respect of its Loans.

         (g) Sharing of Payments, etc.. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligations owing to such Bank and such payment exceeds such Bank's pro rata share of all Obligations owing to all of the Banks, such Bank shall forthwith (a) notify the Agent of such fact and (b) purchase from the other Banks such participations in the Obligations owing to such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's allocable portion (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this SECTION 2.3(g) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of offset in SECTION 2.3(h) hereof), with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this SECTION 2.3(g) and shall in each case notify the Banks following any such purchases.

         (h) Offset. In addition to and not in limitation of all rights of offset that the Banks may have under applicable law, the Banks, upon the occurrence and during the continuance of an Acceleration, shall have the right to appropriate and apply to the payment of all Obligations any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with the Banks. Each Bank agrees promptly to notify the Borrower and the Agent after any such offset and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such offset and application. The rights of each Bank under this SECTION 2.3(h) are in addition to the other rights and remedies which such Bank may have.

         SECTION 2.4 WAIVERS.

         The Borrower hereby expressly waives presentment, protest, notice, demand or action on delinquency in respect of the Obligations. The Borrower waives any defense arising by reason of any inability to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies. The Borrower authorizes the Agent and the Banks, without notice or demand and without affecting the Borrower's liability hereunder or under any of the other Loan Documents, from time to time to: (i) renew, extend, accelerate or otherwise change the time or place for payment of the Notes or the Obligations or any part thereof; (ii) take and hold security, and exchange, enforce, waive and release any collateral or security or any part thereof or any such other security, surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part any such security, or fall to perfect its interest in any such security or to establish its priority with respect thereof; (iii) apply such security and direct the order or manner or sale thereof as the Agent and the Banks in their sole discretion may determine; (iv) release or substitute, in whole or in part any of the endorsers or guarantors of the Obligations or any part thereof; (v) settle or compromise any or all of the Obligations with any endorser or guarantor of the Obligations; and (vi) subordinate any or all of the Obligations to any other obligations of or claim against the Borrower, whether owing to or existing in favor of the Agent or the Banks or any other party. The Obligations of the Borrower shall continue to be effective or be reinstated (as the case may be) if at any time payment by the Borrower of all or any part of the Obligations is rescinded or must otherwise be returned by either of the Agent or the Banks upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment to either of the Agent or the Banks had not been made.

         The Agent and the Majority Banks may, at their election, exercise any right or remedy they may have against the Borrower or any security now or hereafter held by or for the benefit of the Agent or the Banks including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Borrower hereunder, except to the extent the Obligations may thereby be paid. The Borrower waives any defense arising out of the absence, impairment or loss of any right or remedy against any such security, whether resulting from any defect in, failure of, or loss or absence of priority with respect to the interest of the Agent or the Banks in such security, or otherwise. Neither the Agent nor any Bank shall be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

         The Borrower waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. The Borrower understands and acknowledges that the Banks would not make the Loans in the absence of the covenants and waivers of the Borrower contained herein.

         The Borrower acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, the Borrower may default in performance of the Obligations. Notwithstanding any such payment or performance hereunder, this Agreement shall remain in full force and effect and shall apply to any and all subsequent defaults by the Borrower in payment or performance of the obligations.

         The Borrower waives any set-off, defense or counterclaim which the Borrower may have or claim to have against the Agent or the Banks.

          Section 2.5 APPLICATION OF PAYMENTS.

         (a) Payments Prior to Acceleration. Prior to the acceleration of the Obligations under SECTION 8.2 hereof, and other than with respect to payments required to be made pursuant to SECTION 2.3(c) hereof (which shall be applied as set forth in SECTION 2.3(c) hereof), if some but less than all amounts due from the Borrower are received by the Agent, the Agent shall distribute such amounts in the following order of priority: FIRST, to the payment of interest then due and payable on the Loans; SECOND, to the payment of principal then due and payable on the Loans; THIRD, to the payment of any fees then due and payable to the Agent hereunder or under any other Loan Document; FOURTH, to the payment of any fees then due and payable to the Banks or the Issuing Bank hereunder or under any other Loan Document; FIFTH, to the extent of the undrawn and unexpired amount of any Letter of Credit Obligations, to the Letter of Credit Reserve Account; SIXTH, to the costs and expenses (including attorneys' fees and expenses), if any, incurred by the Agent in the collection of such amounts under this Agreement or any of the other Loan Documents; SEVENTH, to the payment of all other Obligations not otherwise referred to in this SECTION 2.5(a) then due and payable hereunder or under any of the other Loan Documents; and EIGHTH, upon satisfaction in full of all outstanding Obligations, to the Borrower.

         (b) Payments Subsequent to Acceleration. Subsequent to the acceleration of the Obligations under SECTION 8.2 hereof, payments and prepayments with respect to the Obligations made to the Agent, the Banks or the Issuing Bank or otherwise received by the Agent, any Bank or the Issuing Bank (from realization on Collateral or otherwise) shall be distributed in the following order of priority: FIRST, to the costs and expenses (including attorneys' fees and expenses), if any, incurred by the Agent, any Bank or the Issuing Bank in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to the payment of interest then due and payable on the Loans; THIRD, to the payment of the principal of any Loans then outstanding; FOURTH, to any fees then due and payable to the Agent under this Agreement or any of the other Loan Documents; FIFTH, to any fees then due and payable to the Banks and the Issuing Bank under this Agreement or any other of the Loan Documents; SIXTH, to the extent of the undrawn and unexpired amount of any Letter of Credit Obligations, to the Letter of Credit Reserve Account; SEVENTH, to the payment of any obligation under any Rate Contract between the Borrower, on the one hand, and the Agent (or an Affiliate of the Agent) or one or more Banks (or an Affiliate of a Bank), on the other hand; EIGHTH, to any other Obligations not otherwise referred to in section
2.5(b); NINTH, to damages incurred by the Agent, any Bank or the Issuing Bank by reason of any breach hereof or of any of the other Loan Documents; and TENTH, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

                                  ARTICLE III

                               LETTERS OF CREDIT

         SECTION 3.1 ISSUANCE OF LETTERS OF CREDIT.

         (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Banks, and in reliance on the agreements of the Banks set forth in this SECTION 3.1 hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Letter of Credit Commitment; provided, however, that the Issuing Bank shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in SECTION 5.3 hereof have been satisfied, and the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the Available Commitment Amount would be less than zero. Each Letter of Credit shall (1) be denominated in Dollars and (2) expire no later than the earlier to occur of (A) the Final Maturity Date and (B) three hundred sixty (360) days after its date of issuance (but may contain provisions for automatic renewal, provided that no Event of Default or Incipient Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law.

         (b) The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit for a Permitted Purpose. The Borrower shall execute and deliver to the Agent and the Issuing Bank a Request for Issuance of Letter of Credit in the form attached hereto as EXHIBIT 3.1(B) for each Letter of Credit to be issued by the Issuing Bank not later than 11:00 a.m. (Houston time) on the fifth (5th) Banking Day preceding the date on which the requested Letter of Credit is to be issued, subject to such shorter notice as may be acceptable to the Issuing Bank and the Agent. Upon receipt of any such request, subject to satisfaction of all conditions precedent thereto as set forth in SECTION 5.3 hereof and in accordance with SECTION 3.1 hereof, the Issuing Bank shall process such request and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Agent following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

         SECTION 3.2 DRAWS UNDER LETTERS OF CREDIT.

         (a) At such time as the Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Agent shall promptly notify the Borrower and each Bank, by telephone or telecopy, of the amount of the draw and, in the case of each Bank, such Bank's portion of such draw amount as calculated in accordance with its Commitment Percentage.

         (b) The Borrower hereby agrees to immediately reimburse the Issuing Bank for amounts paid by such Issuing Bank in respect of draws under a Letter of Credit. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Banks, and the Banks hereby severally agree, on the terms and conditions of this Agreement (other than as provided in ARTICLE II hereof with respect to the amounts of, the timing of requests for, and the repayment of Loans hereunder and in ARTICLE IV hereof with respect to conditions precedent to Loans hereunder), with respect to any drawing under a Letter of Credit prior to the occurrence of an event described in SECTION 9.1(J) hereof, to make a Base Rate Loan to the Borrower on each day on which a draw is made under a Letter of Credit and in the amount of such draw, and to pay the proceeds of such Loan directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. The Borrower agrees to deliver to the Agent a Loan Request requesting the making of such Base Rate Loan on the day of any such draw; provided, however, that the failure of the Borrower to deliver such Loan Request shall not effect the validity of any Base Rate Loan made hereunder. Each Bank shall fund its share of such Base Rate Loan by paying its portion of such Loan to the Agent in accordance with SECTION 2.3(E) hereof and its Commitment Percentage, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Incipient Default or Event of Default (other than with respect to an event described in SECTION 2.3(E) hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in SECTION 9.1(J) shall have occurred, then each Bank shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrower, the Agent or the Banks, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Bank's Commitment Percentage, and each Bank shall, notwithstanding the occurrence of such event, upon a drawing under any Letter of Credit, immediately pay to the Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Bank's participation, and the Issuing Bank shall deliver to such Bank a loan participation certificate dated the date of the occurrence of such event and in the amount of such Bank's Commitment Percentage. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this SECTION 3.2 shall be subject to the terms and conditions of
SECTION 2.3(E) hereof. The obligations of each Bank to make payments to the Agent, for the account of the Issuing Bank, in accordance with this SECTION 3.2 shall be absolute and unconditional, and no Bank shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Agent shall promptly remit to the Issuing Bank the amounts so received from the other Banks. Any overdue amounts payable by the Banks to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two (2) Banking Days, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, and (y) thereafter, at the Base Rate.

         (c) The Borrower agrees that each Loan made by the Banks to reimburse the Issuing Bank for draws under any Letter of Credit shall, for all purposes hereunder, be deemed to be a Base Rate Loan and shall be payable and bear interest in accordance with all other Base Rate

Loans. At the Borrower's option, any such Base Rate Loan may be converted to a LIBOR Loan as provided in SECTION 2.2(B).

         SECTION 3.3 ACTIONS BY ISSUING BANK.

         (a) The Borrower agrees that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank, shall be binding on the Borrower as between the Borrower and the Issuing Bank and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrower to reimburse the Issuing Bank for a drawing under any Letter of Credit or the Banks for Loans disbursed by them to the Issuing Bank on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i) Any lack of validity or enforceability of any Loan
         Document,

                  (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                  (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                  (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Bank or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement or any other Loan Document, or any unrelated transaction;

                  (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                  (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit;

                  (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

                  (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

                  (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank; and

                  (xi) Any other circumstances arising from causes beyond the control of the Issuing Bank.

         Section 3.4 FEES, INCREASED COSTS, INDEMNIFICATION, EXPENSES.

         (a) Letter of Credit Fee.

                  (i) The Borrower shall pay the Letter of Credit Fee to the Banks, in accordance with the Banks' respective Commitment Percentages, and to the Issuing Bank in the following amounts: (a) with respect to the Banks, an amount equal to the Letter of Credit Obligations with respect to each Letter of Credit multiplied by the rate equal to the applicable LIBOR margin based upon the Borrower's ratio of Funded Indebtedness to EBITDA (calculated in accordance with SECTION 7.18(A)(I)) as follows:

                      Funded                                              LIBOR
                Indebtedness/EBITDA                                    Margin (bps)
                -------------------                                    ------------
                     > 5.0                                                250.00
                     -
                     > 4.5 < 5.0                                          225.00
                     -
                     > 4.0 < 4.5                                          200.00
                     -
                     > 3.5 < 4.0                                          175.00
                     -
                     > 3.0 < 3.5                                          150.00
                     -
                     > 2.5 < 3.0                                          125.00
                     -
                           < 2.5                                          100.00

         from the date of issuance of such Letter of Credit through and including the later of the expiration date thereof or the date as of which all reimbursement obligations owing with respect thereto shall be paid in full; and (b) with respect to the Issuing Bank, an amount equal to one-eighth of one percent (1/8%) per annum. of the stated amount of each Letter of Credit issued by the Issuing Bank from the date of issuance of such Letter of Credit through and including the expiration date thereof, plus Two Hundred Fifty Dollars ($250) for issuing, amending and renewing any Letter of Credit.

                  (ii) The Letter of Credit Fee shall be payable quarterly in arrears on the last day of each quarter commencing with the quarter ending March 31, 1998 and on the Final Maturity Date, subject to
         SECTION 2.2(D) hereof.

         (b) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank as a result of any request or directive of any Governmental Authority, central bank or comparable agency

(whether or not having the force of law) after the date hereof shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Agreement or any Letter of Credit or any participation therein, and the result of any of the foregoing in the determination of the Issuing Bank is to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, then, on the earlier of the Final Maturity Date or a date not more than fifteen (15) days after demand by the Issuing Bank, the Borrower agrees to pay to the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amount or amounts as the Issuing Bank determines will compensate it for such increased costs, from the date such change or action is effective, together with interest on each such amount from the Final Maturity Date or the date demanded, as applicable, until payment in full thereof at the Base Rate. A certificate as to such increased cost incurred by the Issuing Bank as a result of any event referred to in this subsection (b) submitted by the Issuing Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

         (c) The Borrower will indemnify and hold harmless the Agent, the Issuing Bank and each other Bank and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Agent, the Issuing Bank or any other Bank in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to the Agent, the Issuing Bank or any other Bank for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent, the Issuing Bank or any other Bank, as the case may be. This SUBPARAGRAPH (c) shall survive termination of this Agreement.

         (d) Each Bank shall be responsible for its pro rata share (based on such Bank's Commitment Percentage) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit or the Borrower's or any guarantor's obligations to reimburse draws thereunder or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within thirty
(30) days of demand for payment by the Issuing Bank, each Bank shall thereupon pay to the Issuing Bank its pro rata share (based on such Bank's Commitment Percentage) of such expenses within ten (10) days from the date of the Issuing Bank's notice to the Banks of the Borrower's failure to pay; provided, however, that if the Borrower shall thereafter pay such expenses, the Issuing Bank will pay to each Bank the amounts received from such Bank hereunder.

                                   ARTICLE IV

                               SECURITY DOCUMENTS

         SECTION 4.1 SECURITY AGREEMENTS; MORTGAGES; STOCK PLEDGE AGREEMENTS; CONCENTRATION ACCOUNT PLEDGE AGREEMENT.

         The Obligations shall be secured by the Security Agreements, the Mortgages, the Concentration Account Pledge Agreement and the Stock Pledge Agreements which shall be executed and delivered to the Agent as follows:

         (a) Security Agreements. On or prior to the Closing Date, the Borrower and its Subsidiaries shall execute and deliver the Security Agreements in substantially the forms attached hereto as EXHIBIT 4.1-1 and EXHIBIT 4.1-2, respectively, and any entity which becomes a Subsidiary of the Borrower thereafter shall execute and deliver a Security Agreement in substantially the form attached hereto as EXHIBIT 4.1-2 at the time of its creation or acquisition by the Borrower or its Subsidiary.

         (b) Mortgages. The Borrower and its Subsidiaries previously have delivered Mortgages with respect to their respective ownership or leasehold interest in all real property which the Borrower and its Subsidiaries either own or lease prior to the Closing Date (the "Original Mortgages"). As to (i) the real property constituting the Tenet Hospitals or (ii) any other ownership or leasehold interest in real property which the Borrower or any Subsidiary acquires from time to time after the Closing Date, the Borrower or such Subsidiary, as the case may be, shall execute and deliver additional Mortgages, provided that this SECTION 4.1(B) shall not require the Borrower or its Subsidiaries to execute and deliver any Mortgage with respect to the Excluded Leases; and provided further that (i) prior to any such acquisition, the Agent shall have received an Environmental Report with respect to the real property so acquired and (ii) concurrently with the execution and delivery of each such Mortgage the Agent shall have received a title insurance policy with respect to any real property so acquired which is substantially similar to the title insurance policies delivered pursuant to SECTION 5.1(J)(II)(B) hereof and, to the extent applicable, landlord's waivers from landlords in any ground leases so acquired which shall be in form and substance satisfactory to the Agent. By virtue of the execution and delivery of a Mortgage pursuant to this SECTION 4.1(B) the Borrower shall be deemed to have affirmed, with respect to the real property thereby mortgaged, the covenants set forth in SECTION 6.19 hereof.

         (c) Stock Pledge Agreements. On or prior to the Closing Date, the Borrower shall execute and deliver an Amended and Restated Stock Pledge Agreement in substantially the form attached hereto as EXHIBIT 4.1-3. The Borrower represents that, to the best of its knowledge after reasonable inquiry, none of its Subsidiaries existing as of the Closing Date owns any Equity Interests of any Person. In the event that either such Subsidiary or any entity which becomes a Subsidiary of the Borrower after the Closing Date shall ever own any Equity Interests of any Person, the Borrower shall, promptly upon learning of such Equity Interest ownership, cause such Subsidiary to execute and deliver additional agreements and documents as necessary to give the Banks a fully-perfected, first priority security interest in such Equity Interests. Where the Equity Interests consist of Capital Stock of a Person, such additional agreements and documents shall include, but shall not be limited to, a Stock Pledge Agreement.

         (d) Concentration Account Pledge Agreement. On or prior to the Closing Date, the Borrower shall execute and deliver the Concentration Account Pledge Agreement in substantially the form attached hereto as EXHIBIT 4.1-4.

         SECTION 4.2 SUBSIDIARY GUARANTIES.

         The Obligations shall be unconditionally guaranteed as set forth in the Subsidiary Guaranties, all of which Guaranties shall be in substantially the form attached hereto as EXHIBIT 4.2-1. Any entity which shall become a Subsidiary of the Borrower or one of its Subsidiaries after the Closing Date shall execute and deliver a similar Subsidiary Guaranty at the time of its creation or acquisition by the Borrower or its Subsidiary. Notwithstanding the foregoing, with the consent of Banks having at least seventy-five percent (75%) of the Commitment Percentages, Partial Subsidiaries may execute and deliver a Subsidiary Guaranty in substantially the form attached hereto as EXHIBIT 4.2-2.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         SECTION 5.1 CONDITIONS TO COMMITMENT.

         The obligation of the Banks to continue to undertake the Commitment pursuant to the terms and conditions of this Agreement shall be subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

         (a) Delivery of Documents. The Borrower shall have delivered or caused to be delivered to the Agent the following documents, each duly executed by an Authorized Representative or similar authorized person:

                  (i) This Agreement.

                  (ii) Notes executed by the Borrower payable to each of the Banks in the Commitment Amount of each Bank. Such Notes shall replace and supercede any Original Notes. All obligations evidenced by the Original Notes shall continue in full force and effect, but shall be governed by the Notes and this Agreement. The execution and delivery of the Notes shall not be construed as a novation of the obligations outstanding under the Original Notes.

                  (iii) From each Subsidiary of the Borrower which previously has delivered an Original Subsidiary Note, an amended and restated Subsidiary Note, which shall replace and supercede any Original Subsidiary Notes. All obligations evidenced by the Original Subsidiary Notes shall continue in full force and effect, but shall be governed by the Amended and Restated Subsidiary Notes and this Agreement. The execution and delivery of the Amended and Restated Subsidiary Notes shall not be construed as a novation of the obligations outstanding under the Original Subsidiary Notes.

                  (iv) From any Subsidiary of the Borrower which previously has not delivered an Original Subsidiary Note, but as to which a Subsidiary
         Note is required by the terms of SECTION 2.1(D)(II), a Subsidiary Note.

                  (v) The Subsidiary Guaranties: any entity which shall be a Subsidiary of the Borrower as of the Closing Date and which previously has executed a Subsidiary Guaranty shall execute and deliver an Amended and Restated Subsidiary Guaranty and any other Subsidiary of the Borrower as of the Closing Date shall deliver a Subsidiary Guaranty.

                  (vi) The Security Agreements.

                  (vii) Amendments to the Original Mortgages, in form and substance satisfactory to the Agent, and Mortgages for the real estate constituting the Tenet Hospitals.

                  (viii) The Stock Pledge Agreement.

                  (ix) The Concentration Account Pledge Agreement.

                  (x) The Agent's Fee Letter.

                  (xi) The Banks' Closing Fee Letter.

                  (xii) An intercreditor agreement regarding the Welsh Carson Subdebt, duly executed by WCAS and otherwise in form and substance satisfactory to the Agent in its sole discretion.

         (b) Reports, Certificates and Other Information. The Agent shall have received the following, dated and in full force and effect on the Closing Date:

                  (i) a certificate of the Secretary or an Assistant Secretary of the Borrower and each of its Subsidiaries as to (A) its corporate charter and by-laws, (B) authorization of the execution, delivery and performance of this Agreement and all of the other Loan Documents (including action of shareholders, where required), and (C) the incumbency and signatures of persons authorized to act hereunder and thereunder on behalf of the Borrower and its Subsidiaries, to which shall be attached the resolutions of the Boards of Directors of the Borrower and its Subsidiaries relating to the matters described in the preceding clause (B), certified by such Secretary or Assistant Secretary to be in full force and effect on the Closing Date;

                  (ii) a certificate, signed by a Responsible Officer of the Borrower and each of its Subsidiaries stating (A) that the representations and warranties contained in ARTICLE VI hereof and in each of the other Loan Agreements, as applicable, are then true and accurate as though made on and as of such date, and (B) that there then exists no Event of Default or Incipient Default;

                  (iii) good standing certificates for the Borrower and each of its Subsidiaries bearing a date satisfactory to the Agent; and

                  (iv) such other instruments or documents as either the Agent may reasonably request relating to the existence and good standing of the Borrower or any of its Subsidiaries or corporate authority for the execution, delivery and performance of this Agreement or any of the other Loan Documents.

         (c) Opinion of Counsel. There shall have been delivered to the Agent a written opinion dated as of the date hereof by Harwell Howard Hyne Gabbert & Manner, P.C., as counsel to the Borrower and its Subsidiaries, in form and substance reasonably acceptable to the Agent, together with such additional opinions of local counsel as Lender reasonably may request.

         (d) Payment of Fees. On or before the Closing Date, the Agent shall have received payment of any fee or other payment due the Agent or the Banks pursuant to any of (i) the Agent's Fee Letter, (ii) the Banks' Closing Fee Letter, or (iii) any other Loan Documents.

         (e) No Existing Default. No Event of Default or event which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default (an "Incipient Default") shall exist on the Closing Date or after giving effect to the transactions contemplated to take place hereunder on such date.

         (f) Representations and Warranties Correct. The representations and warranties set forth in ARTICLE VI hereof and in each of the other Loan Documents shall be true and correct on the Closing Date, and after giving effect to the transactions contemplated to occur on such date.

         (g) Legality of Transactions. It shall not be unlawful for the Borrower, its Subsidiaries, the Agent, the Issuing Bank or the Banks to carry out their respective obligations under this Agreement or any of the other Loan Documents.

         (h) No Material Adverse Change. Since March 31, 1997, no Material Adverse Change shall have occurred in the consolidated financial condition, operations or prospects of the Borrower.

         (i) No Material Litigation. No action, suit, investigation, tax claim or proceeding shall as of the Closing Date be pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries before any court, arbitrator or administrative or governmental body other than the matters described in SCHEDULE 5.1(I) hereto, and an Authorized Representative shall certify that the matters described in said SCHEDULE 5.10) are not reasonably expected to have a Material Adverse Effect.

         (j) Security Interests and Collateral. On or before the Closing Date, the Borrower and its Subsidiaries shall have taken or caused to be taken all such actions as may be reasonably necessary, in the opinion of counsel to the Agent, to give the Banks a valid and perfected first priority Lien on and security interest in the Collateral. Such actions shall include without limitation:

                  (i) The delivery to the Agent pursuant to the Security Agreements, the Concentration Account Pledge Agreement and the Stock Pledge Agreements relating to such Collateral of evidence satisfactory to the Agent of the filing of proper financing statements and fixture filings duly filed under the Uniform Commercial Code in form and substance satisfactory to the Agent in each jurisdiction as may be reasonably necessary or desirable in order to perfect the first priority security interests in the Collateral created thereby.

                  (ii) With respect to the Collateral constituting real property, the delivery to the Agent of the following:

                           (A) Evidence that counterparts of the Mortgages and
                  such other documents, instruments and agreements reasonably requested by the Agent (in each case in form and substance reasonably satisfactory to the Agent) have been duly recorded in all places that are reasonably necessary to create a valid and enforceable first priority Lien on all parcels of real property constituting the Collateral delivered on the Closing Date in favor of the Banks, subject only to Permitted Encumbrances;

                           (B) A title insurance policy for each parcel of real
                  property constituting such Collateral in the form of an American Land Title Association Standard Loan Policy Form 1992 (L.P. 10), with ALTA Endorsement Form 1 Coverage, insuring that on the Closing Date, the Borrower or the applicable Subsidiary of the Borrower owns fee simple title to such real property and that the mortgage relating thereto is a valid first Lien on such real property. Each such title insurance policy shall be in an amount approved by the Agent and normally equal to at least the Appraised Value of such real property and contain the special endorsements requested by the Agent. No such title insurance policy shall contain any survey exceptions, exceptions for rights of parties in possession, easements not of record or installments of taxes or special assessments (other than taxes and special assessments not then payable), or any other exceptions to coverage not approved by the Agent. Each such title insurance policy shall contain such reinsurance agreements as the Agent may reasonably require; and

                           (C) Evidence of the payment of the applicable fees
                  respecting the recordation of the Mortgages and applicable fees respecting the recordation of amendments to the Original Mortgages.

                  (iii) The Agent shall have received a landlord's waiver from the landlord under any ground lease in form and substance satisfactory to the Agent as to each of the leased premises (if any) which constitutes any Collateral being delivered on the Closing Date; provided, however, that the Agent may, in its sole discretion, waive this requirement as to any leases which it feels are immaterial to the overall Collateral.

         (k) Environmental Report. The Agent shall have received an Environmental Report for any real property constituting the Tenet Hospitals.

         (1) Insurance. The Agent shall have received copies of policies or binders or certificates of insurance (or evidence thereof) required by the Loan Documents, together with lender's loss payable endorsements in form and substance satisfactory to the Majority Banks as to insurance maintained with respect to the Collateral to be mortgaged or pledged under the Loan Documents, and evidence of the payment of the premium therefor.

         (m) Solvency. The Agent shall have received a certificate of the Senior Vice President, Finance and Administration, of the Borrower in form and substance satisfactory to the Agent that the Borrower and each of its Subsidiaries is Solvent on and as of the Closing Date;

         (n) Written Receipt. If any part of the proceeds of the Loan is to be disbursed to a Person other than the Borrower, the Agent shall have received from the Borrower written disbursement instructions and a written receipt for such proceeds;

         (o) Notice of Authorized Representatives. The Borrower shall have delivered a certificate to the Agent providing the names, titles and signatures of the Authorized Representatives; and

         (p) Additional Funds Advanced by WCAS and Welsh Carson.

                  (i) WCAS shall have loaned to the Borrower, on an unsecured, fully subordinated basis, no less than Twenty-Five Million Dollars ($25,000,000), with a maturity of January 30, 2008, an interest rate not in excess of ten percent (10%) per annum, providing for semi-annual payments of accrued interest and otherwise on terms and conditions satisfactory to the Agent, in its sole discretion.

                  (ii) Welsh Carson shall have made additional capital contributions to the Borrower in the aggregate amount of Seventeen Million Seven Hundred Sixty Thousand Dollars ($17,760,000), the proceeds of which will be used by Borrower in connection with its acquisition of the Tenet Hospitals.

         (q) Other Documents. The Agent shall have received any other document, instrument, undertaking or certificate required by any of the Loan Documents to be delivered on or prior to the Closing Date.

         SECTION 5.2 CONDITIONS TO EACH LOAN.

         The obligation of the Banks to make any Loan is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent on and as of the date of such Borrowing:

         (a) Closing Date. The Closing Date shall have occurred;

         (b) No Existing Default. No Event of Default or Incipient Default shall exist at the date of such Borrowing or after giving effect to the transactions contemplated to take place hereunder on such date;

         (c) Representations and Warranties Correct. The representations and warranties set forth in ARTICLE VI hereof shall be true and correct at the date of such Borrowing and after giving effect to the transactions contemplated to take place hereunder on such date;

         (d) Loan Request. The Agent shall have received a Loan Request which shall (i) describe the Permitted Purposes for which such Loan is being requested and the amount of such Loan to be applied to each such Permitted Purpose, (ii) certify that the amount of such Loan allocable to working capital purposes, together with the outstanding principal amount of Loans previously made for such purposes, does not exceed Ten Million Dollars ($10,000,000) and (iii) constitute a certification by the Borrower that the conditions set forth in this SECTION
5.2 are or will be satisfied on and as of the date of such Borrowing;

         (e) No Material Adverse Change. No Material Adverse Change shall have occurred since March 31, 1997;

         (f) Permitted Acquisition. Any acquisition to be funded with the requested Loan shall constitute a Permitted Acquisition;

         (g) Payment of Indebtedness Tax. Any recording tax under Tennessee Code Annotated, Section 67-4-409 shall have been paid.

         (h) Additional Conditions. The Agent shall have received all such other certificates, reports, statements, or other documents as the Agent may reasonably request, and all other conditions to the making of such Loan which are set forth in this Agreement, including, but not limited to, those set forth in SECTION 4.1 AND SECTION 4.2 hereof, shall have been fulfilled.

         SECTION 5.3 CONDITIONS PRECEDENT TO EACH LETTER OF CREDIT.

         The obligation of the Issuing Bank to issue each Letter of Credit is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:

         (a) Closing Date. The Closing Date shall have occurred;

         (b) Representations and Warranties Correct. All of the representations and warranties set forth in ARTICLE VI hereof shall be true and correct at the date of issuance of the Letter of Credit and after giving effect to such issuance;

         (c) No Existing Default. There shall not exist on the date of issuance of such Letter of Credit, and after giving effect thereto, an Event of Default or an Incipient Default;

         (d) Request for Issuance of Letter of Credit. The Agent and the Issuing Bank shall have received a Request for Issuance of Letter of Credit which shall constitute a certification by the Borrower that (i) the conditions set forth in this Section 5.3 are or will be satisfied on and as of the date of issuance of such Letter of Credit; and (ii) the Letter of Credit is being requested for a Permitted Purpose;

         (e) No Material Adverse Change. No Material Adverse Change shall have occurred since March 31, 1997;

         (f) Permitted Acquisition Any acquisition for which the Letter of Credit is being issued shall constitute a Permitted Acquisition; and

         (g) Additional Conditions. The Agent and the Issuing Bank shall have received all such other certificates, reports, statements or other documents as the Agent or the Issuing Bank may reasonably request, and all other conditions to the issuance of such Letter of Credit which are set forth in this Agreement, including, but not limited to, those set forth in SECTION 4.1 and SECTION 4.2 hereof, shall have been fulfilled.

         SECTION 5.4 CONDITIONS FOR THE BENEFIT OF THE AGENT AND THE BANKS.

         The conditions set forth in this ARTICLE V are for the exclusive benefit of the Banks and the Agent and may be waived only by a written waiver signed by the Majority Banks and the Agent. For purposes of determining satisfaction of the conditions set forth in Section 5.1 hereof, each Bank agrees that, by funding its Commitment Percentage of the initial Borrowing subsequent to the Closing Date, it will be deemed to have approved any matter in such conditions requiring its approval. For purposes of determining satisfaction or waiver of the conditions set forth in Section 5.2 hereof for any Borrowing subsequent to such initial Borrowing, each Bank which funds its Commitment Percentage of such subsequent Borrowing shall be deemed to have approved any matter disclosed by the Borrower in writing to such Bank and the Agent at least three (3) Banking Days prior to such Borrowing, which writing refers specifically to Section 5.2 and Section 5.4 hereof and includes a statement to the effect that such Bank's funding shall be deemed a waiver of the applicable condition with respect to such matter. Such waiver shall not be deemed a waiver with respect to the conditions applicable to any subsequent Borrowing, but the Borrower shall not be required to send the Banks or the Agent any additional written notice.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         In order to induce the Agent, the Issuing Bank and the Banks to enter into this Agreement, to extend the Loans and to issue the Letters of Credit, the Borrower makes the following representations and warranties to the Agent, the Issuing Bank and the Banks, all of which shall be true and correct as of the Closing Date and shall survive the execution of this Agreement:

         SECTION 6.1 DUE ORGANIZATION.

         Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each is duly licensed or qualified to conduct business, and each is in good standing in, each jurisdiction wherein the character of the property owned or the nature of the business transacted by it makes such licensing or qualification necessary (except for jurisdictions in which the failure to so qualify or be in good standing would not have a Material Adverse Effect).

SECTION 6.2 ORGANIZATION, STANDING AND QUALIFICATION OF SUBSIDIARIES.

         (a) Set forth in SCHEDULE 6.2 attached hereto is a complete and accurate list of the Borrower's Subsidiaries as of the date hereof, showing their respective jurisdictions of organization, the jurisdictions in which each is qualified to do business and all trade names or assumed or fictitious names used by any Subsidiary.

         (b) The organizational documents and all amendments thereto for the Borrower and each of its Subsidiaries have been duly filed (where required) and are in proper order. All of the outstanding Equity Interests of the Borrower and its Subsidiaries have been validly issued in compliance with all federal and state securities laws and are fully paid and nonassessable. Except as specified in SCHEDULE 6.2, all of the Equity Interests of or other ownership interest in each of the Subsidiaries is owned by the Borrower or one of its Subsidiaries free and clear of all Liens.

         (c) Other than certain Equity Interests held by Welsh Carson, the terms of which are disclosed on SCHEDULE 6.2, neither the Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests, provided, however, that any Partial Subsidiary of the Borrower may at any time redeem any Equity Interests held by Persons who are not Affiliates of the Borrower at a redemption price not in excess of the fair market value of such Equity Interests.

         SECTION 6.3 ABSENCE OF CERTAIN ACTIVITIES.

         Except as set forth on SCHEDULE 6.2 attached hereto, neither the Borrower nor any of its Subsidiaries is a partner in any partnership or a joint venturer in any joint venture, which partnership or joint venture has not been previously disclosed to and approved by the Majority Banks; provided, however, that the foregoing representation shall be limited to the knowledge of the Borrower following reasonable inquiry as to any partnerships or joint ventures of those Subsidiaries having as their primary business the operation of acute care facilities.

         SECTION 6.4 REQUISITE POWER.

         Each of the Borrower and its Subsidiaries has all requisite corporate, partnership or other organizational power and all governmental licenses, permits, authorizations, consents and approvals necessary to own and operate its respective properties and to carry on its respective business as now conducted and as proposed to be conducted (except where the failure to do so would not have a Material Adverse Effect). Each of the Borrower and its Subsidiaries has all requisite power to borrow the sums provided for in this Agreement and to execute, deliver, issue and perform this Agreement, the Notes, the Subsidiary Notes, the Security Agreements, the Concentration Account Pledge Agreement, the Mortgages, the Subsidiary Guaranties, the Stock Pledge Agreements and the other Loan Documents to which any of them is a party.

         SECTION 6.5 AUTHORIZATION.

         All action on the part of the Borrower and its Subsidiaries and their respective directors, stockholders, partners, managers and members necessary for the authorization, execution and delivery and performance of this Agreement, the Notes, the Subsidiary Notes, the Security Agreements, the Concentration Account Pledge Agreement, the Mortgages, the Subsidiary Guaranties, the Stock Pledge Agreements and the other Loan Documents has been duly taken and is in full force and effect.

         SECTION 6.6 OFFICER AUTHORIZATION.

         Each natural person executing this Agreement or any of the other Loan Documents on behalf of the Borrower or its Subsidiaries is (as of the date of such execution) duly and properly in office and fully authorized to execute and deliver the same.

         SECTION 6.7 BINDING NATURE.

         This Agreement, the Notes, the Subsidiary Notes, the Security Agreements, the Mortgages, the Subsidiary Guaranties, the Concentration Account Pledge Agreement, the Stock Pledge Agreements and each of the other Loan Documents are, or upon the execution and delivery thereof will be, a legal, valid and binding obligation of the Borrower or its Subsidiaries, with respect to which any of such parties is a signatory thereto, in full force and effect and enforceable in accordance with its respective terms, except for the effect of applicable laws regarding bankruptcy or insolvency and the effect of equitable principles generally.

         SECTION 6.8 NO CONFLICT.

         Neither the execution nor delivery of this Agreement, the Notes, the Subsidiary Notes, the Security Agreements, the Concentration Account Pledge Agreement, the Mortgages, the Subsidiary Guaranties, the Stock Pledge Agreements or any of the other Loan Documents nor performance of nor compliance with the terms and provisions hereof or thereof will (a) conflict with or result in a breach of any Governmental Requirement or any other material agreement or instrument binding upon the Borrower or any of its Subsidiaries, or conflict with or result in a breach of any provision of the corporate charter or by-laws, partnership, or other constituent document of the Borrower or any of its Subsidiaries, or (b) result in the creation or imposition of any Lien upon any property of the Borrower or any of its Subsidiaries pursuant to any such agreement or instrument (other than pursuant to the Security Agreements, the Concentration Account Pledge Agreement, the Subsidiary Guaranties, the Mortgages and the Stock Pledge Agreements). No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Borrower or any of its Subsidiaries, other than those which will be obtained or made prior to the date hereof, for the due execution, delivery and performance by the Borrower or its Subsidiaries of this Agreement, the Notes, the Subsidiary Notes, the Security Agreements, the Concentration Account Pledge Agreement, the Mortgages, the Subsidiary Guaranties, the Stock Pledge Agreements or any of the other Loan Documents or for the validity or enforceability thereof.

         SECTION 6.9 NO EVENT OF DEFAULT.

         No Event of Default or Incipient Default has occurred and is continuing or will result from the execution, delivery or performance of this Agreement, the Notes, the Subsidiary Notes, the Security Agreements, the Concentration Account Pledge Agreement, the Mortgages, the Subsidiary Guaranties, the Stock Pledge Agreements or any of the other Loan Documents.

         SECTION 6.10 FINANCIAL STATEMENTS.

         The financial statements most recently delivered to the Agent pursuant to SECTION 7.2 hereof fairly present the financial condition and results of operations of the Borrower consolidated with its Subsidiaries. All such financial statements were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except that financial statements not dated as of the end of a fiscal year are subject to adjustments upon audit. Except as disclosed in such financial statements or otherwise disclosed in writing to the Banks, neither the Borrower nor any Subsidiary of the Borrower is liable for any material liability, direct or contingent, including, but not limited to, liabilities for taxes, long-term leases or long-term commitments, which would be required to be shown as a liability or otherwise disclosed in current financial statements.

         SECTION 6.11 NO ADVERSE CHANGE.

         Since March 31, 1997, there has been no Material Adverse Change, and there has occurred no event which would have a Materially Adverse Effect on the Borrower or any of its Subsidiaries.

         SECTION 6.12 REAL PROPERTY.

         Each of the Borrower and its Subsidiaries has good marketable title in fee simple to, or a valid and subsisting leasehold interest in, all real property reasonably necessary for the operation of its business as a whole, free from all Liens, charges, mortgages, deeds of trust, security interests and encumbrances of any nature whatsoever, except for Permitted Encumbrances.

         SECTION 6.13 EQUIPMENT.

         The Borrower and its Subsidiaries own or have the right to use, under valid and subsisting leases, equipment and fixtures reasonably necessary for the operation of their business as a whole. Substantially all of the tangible property of the Borrower and its Subsidiaries used in connection with their business is in good operating condition (ordinary wear and tear excepted), usable in the ordinary course of business, and is adequate for the operation of their business.

         SECTION 6.14 CONTRACTS.

         Neither the Borrower nor any of its Subsidiaries nor, to the best knowledge of the Borrower, any other party to any of the material contracts to which the Borrower or any of its Subsidiaries is a party ("Key Contracts") is in material default thereunder, and there are no presently existing facts or circumstances which, if continued or on notice, could reasonably be expected to result in such a material default on the part of the Borrower or any of its Subsidiaries, or, to the best knowledge of the Borrower, on the part of the other party thereto. The Borrower has no knowledge that any other party to any of the Key Contracts intends to terminate such Key Contract.

         SECTION 6.15 INTELLECTUAL PROPERTY.

         SCHEDULE 6.15, attached hereto contains a complete and correct list of all material patents, copyrights, trademarks, licenses, service marks, trade names and other similar rights (the "Intellectual Property Rights") used by the Borrower or any of its Subsidiaries. No proceedings have been instituted or are pending or have been threatened in writing which challenge the validity, ownership or use of any such Intellectual Property Rights which could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no infringement of any Intellectual Property Right of any third party has occurred or would result in any way from the operations or business of the Borrower or any of its Subsidiaries, and, except as set forth in SCHEDULE 6.15, no claim has been made by any such third party based on allegation of any such infringement which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.16 LITIGATION.

         There is no action, suit, investigation, tax claim or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries before any court, arbitrator or administrative or governmental body which would reasonably be expected to have a Material Adverse Effect.

         SECTION 6.17 TAX RETURNS AND TAX MATTERS.

         Each of the Borrower and each of its Subsidiaries has filed all federal and state income tax returns which are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due. There is no proposed, asserted or assessed material tax deficiency against the Borrower or any of its Subsidiaries, except those being contested in good faith and for which such reserve as is required by GAAP has been created.

         SECTION 6.18 EMPLOYEE BENEFITS.

         (a) Plans Maintained. Except as provided in SCHEDULE 6.18(i) with respect to clauses (i) and (iii) below or in SCHEDULE 6.18(ii) with respect to clauses (ii) and (iv) below, neither the Borrower nor any Controlled Group member is a party to, contributes to or is currently obligated to contribute to any plans, programs, agreements, policies, commitments or other arrangements (whether or not set forth in a written document) in the following categories:

                  (i) Any funded employee pension benefit plan subject to Title IV of ERISA, including (without limitation) any Multiemployer Plan, except as disclosed to and approved by the Majority Banks,

                  (ii) Any material plan, program, agreement, policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known,

                  (iii) Any material retiree health care plan (as described in SECTION 6.18(G) hereof) and any material retiree life insurance plan, and

                  (iv) Any material plan that is an excess benefit plan or a "top hat" plan, as defined in Section 3(36) or Section 301(a) (3) of ERISA, and is unfunded, as described in Section 4(b) (5) or Section 301(a)(3) of ERISA.

         (b) Reporting and Disclosure. With respect to each Employee Benefit Plan, including employee welfare benefit plans not required to be listed in
SCHEDULE 6.18(i) or

SCHEDULE 6.18(ii), which is subject to the reporting, disclosure and record retention requirements set forth in Part I of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been fully met on a timely basis, except where instances of failing to do so could not, considered in the aggregate, have a Material Adverse Effect.

         (c) Qualification of Plans. Except as provided on SCHEDULE 6.18(i), each plan which is listed in SCHEDULE 6.18(i) attached hereto, and which is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service in writing to be so qualified or, for amendments not related to TRA 86, such application has been submitted and not yet denied. To the best knowledge of the Borrower, since the Internal Revenue Service issued its determination with respect to any such plan (or, with respect to pending applications, since the date such application was submitted) there has been no occurrence (including, without limitation, a plan amendment, the enactment of legislation or the adoption of regulations) that could cause such plan not to be so qualified. Within the applicable remedial amendment period described in the regulations under Section 401(b) of the Code, an application for such a determination was or will be filed with the Internal Revenue Service with respect to each amendment to any such plan for which a failure to do so could reasonably be expected to have a Material Adverse Effect. Each such plan has in all material respects been administered in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder.

         (d) Contributions and Premiums. All material contributions, premiums or other payments due from the Borrower or any other member of the Controlled Group to (or under) any Employee Benefit Plan have been fully paid or adequately provided for on the books and financial statements of the Borrower or other member of the Controlled Group.

         (e) Litigation and Extraordinary Claims. There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Employee Benefit Plan, (ii) any member of the Controlled Group with respect to any Employee Benefit Plan, or (iii) any fiduciary with respect to any Employee Benefit Plan, for which the Borrower may be directly or indirectly liable, through indemnification obligations or otherwise that, in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (f) Prohibited Transactions. To the best knowledge of the Borrower, with respect to each Employee Benefit Plan which is subject to Part 4 of Subtitle B of Title I of ERISA, there does not now exist, nor has there existed within the six-year period ending on the date hereof, any act or omission which constitutes a violation of Section 406 or 407 of ERISA and is not exempted by
Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code, except for violations which, considered in the aggregate, would not have a Material Adverse Effect.

         (g) COBRA. To the best knowledge of the Borrower, the Borrower and its Subsidiaries are in compliance with the requirements of COBRA, except for violations which, considered in the aggregate, would not have a Material Adverse Effect.

          SECTION 6.19 ENVIRONMENTAL MATTERS.

         Based upon inquiries and inspections undertaken by or conducted under the auspices of Responsible Officers of the Borrower and each of its Subsidiaries, the Borrower and its Subsidiaries are not aware of any facts or reports that would make the following representations untrue or incorrect, except as may be disclosed in Environmental Reports furnished by the Borrower to the Agent:

         (a) (i) The properties and operations of the Borrower and each of its Subsidiaries comply in all respects with all applicable Environmental Laws; (ii) none of the properties or operations of the Borrower or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any Environmental Law; (iii) none of the properties or operations of the Borrower or any of its Subsidiaries is the subject of any federal or state investigation concerning any use or release of any Hazardous Substance; (iv) neither the Borrower nor any of its Subsidiaries, nor, to the best knowledge of the Borrower, any predecessor of the Borrower or any of its Subsidiaries, has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment; (v) neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any release of any Hazardous Substance into the environment, and no such release which could, under applicable law, require remediation has occurred; (vi) neither the Borrower nor any of its Subsidiaries' operations involve the generation, transportation, treatment, storage or disposal of Hazardous Substances, except for the generation of Hazardous Substances in the ordinary course of business, and except for such activities carried out through licensed independent contractors; (vii) neither the Borrower nor any of its Subsidiaries has disposed of any Hazardous Substance on or about any premises owned, leased or used by the Borrower or any of its Subsidiaries and, to the best of the knowledge of the Borrower, neither has any lessee, prior owner, or other Person; and (viii) the existence of any surface impoundments or underground storage tanks located in, on or about any of the premises owned, leased or used by the Borrower or any of its Subsidiaries has been disclosed to the Agent, and any such impoundments or tanks so disclosed do not violate any Environmental Laws; and, in the case of clauses (i) through (viii) above, any failure of the foregoing to be true and correct would reasonably be expected in the aggregate to have a Material Adverse Effect.

         (b) No Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release of any Hazardous Substance into the environment has been filed or attached to any of the premises owned, leased or used by the Borrower or any of its Subsidiaries.

         SECTION 6.20 INSURANCE.

         SCHEDULE 6.20 attached hereto contains a complete and accurate list of all insurance policies maintained by the Borrower and its Subsidiaries. The Borrower and each of its Subsidiaries maintains such insurance with insurers duly licensed in the applicable jurisdictions, in such amounts and against such risks and losses as is reasonable for their business and properties. All such insurance is in full force and effect and all premiums due in respect thereof have been paid.

         SECTION 6.21 COMPLIANCE WITH LAWS.

         Except as set forth in SCHEDULE 6.21 attached hereto, the Borrower and each of its Subsidiaries are in compliance with all Governmental Requirements applicable to their properties, assets and business with only such exceptions as in the aggregate could not have a Material Adverse Effect. There are no proceedings pending or, to the best of their knowledge, threatened, to terminate or modify any material Governmental Approvals.

         SECTION 6.22 STATUTORY REGULATION.

         Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or is, directly or indirectly, controlled by or acting on behalf of any person which is an investment company, within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is subject to any state law or regulation regulating public utilities or similar entities, or is, within the meaning of the Public Utility Holding Company Act of 1935, as amended: (a) a holding company; (b) a subsidiary or Affiliate of a holding company; or (c) a public utility. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Interstate Commerce Act or the Federal Power Act or under any other federal or state statute or regulation limiting or placing conditions upon their respective power or right to borrow money.

         SECTION 6.23 USE OF PROCEEDS; REGULATION U.

         Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, except in compliance with such regulations. No part of the proceeds of the Loans will be used for any purpose which violates the provisions of Regulation G, T, U or X of said Board of Governors.

         SECTION 6.24 SOLVENCY.

         After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made and to be made hereunder, the Borrower and each of its Subsidiaries are (and will be as a consequence thereof) Solvent.

         SECTION 6.25 FISCAL YEAR.

         The fiscal year of the Borrower ends on March 31.

         SECTION 6.26 HEALTH CARE RELATED MATTERS.

         (a) Except as disclosed on SCHEDULE 6.26 hereof, each acute care facility or related business operated by the Borrower or any of its Subsidiaries has: (i) where required by Applicable Law, obtained all CONs; (ii) obtained and maintains in good standing all required Health Facility Licenses; (iii) obtained and maintains applicable JCAHO accreditation for its acute care facilities or related businesses; (iv) obtained and maintains Medicaid Certification and Medicare Certification; (v) entered into and maintains in good standing its Medicaid Provider Agreement and its Medicare Provider Agreement; (vi) is in substantial compliance with the material conditions of participation in Medicaid, Medicare and CHAMPUS programs and the conditions of participation in each such program and with the indigent care conditions, if any, applicable to each acute care facility or related business of the Borrower and its Subsidiaries.

         (b) The Medicare cost reports of each acute care facility or related business of the Borrower and its Subsidiaries and of the home office of the Borrower have been properly completed and duly filed with the Medicare intermediary or other HCFA agents for all cost reporting periods.

         (c) The Medicaid cost reports of each acute care facility or related business of the Borrower and its Subsidiaries and of the home office of the Borrower have been properly completed and duly filed with the agencies or agents responsible for audits of same for all cost reporting periods. The status of each audit with respect to such cost reports is described on SCHEDULE 6.26 hereto.

         (d) The accounts receivable of the Borrower and its Subsidiaries have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations and preferred provider organizations.

         SECTION 6.27 RELATED AGREEMENTS.

         All representations and warranties of the Borrower contained in any Loan Documents are true and correct as if made on the date hereof and the Borrower hereby adopts and affirms all such representations and warranties which the Borrower agrees shall be incorporated by reference herein and made a part hereof.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any Obligation is outstanding or any Commitment is in effect, it will comply with and, if applicable, cause each of its Subsidiaries to comply with the following provisions:

         SECTION 7.1 ACCOUNTING RECORDS.

         The Borrower and each of its Subsidiaries shall maintain adequate books and accounts in accordance with sound business practices and GAAP consistently applied. In the event of any changes in GAAP or in the application of GAAP to the Borrower and its Subsidiaries, the parties shall, unless they agree otherwise, continue to determine the compliance of the Borrower with the covenants herein set forth and otherwise interpret the provisions of this Agreement based on GAAP prior to any such changes.

         SECTION 7.2 FINANCIAL STATEMENTS AND NOTICES.

          The Borrower shall furnish the following financial statements, information and notices:

         (a) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, within forty-five (45) days after the end of each month, commencing with the month ending December 31, 1997: (i) a statement of stockholders equity for such month; (ii) a statement of changes in financial position or statement of cash flows (whichever is required by GAAP) for such month; (iii) an income statement for such month; and (iv) a balance sheet as of the end of such month. All such statements shall be prepared on a consolidated and consolidating basis for the Borrower and its Subsidiaries, in reasonable detail, subject to year-end audit adjustments and without footnotes, shall include appropriate comparisons to the same period for the prior year, and shall be certified by the Senior Vice President, Finance and Administration, of the Borrower to have been prepared in accordance with GAAP consistently applied, subject to year-end audit adjustments;

         (b) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, within forty-five (45) days after the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 1998: (i) a statement of stockholders equity for such quarter; (ii) a statement of changes in financial position or statement of cash flows (whichever is required by GAAP) for such quarter; (iii) an income statement for such month; and (iv) a balance sheet as of the end of such month. All such statements shall be prepared on a consolidated and consolidating basis for the Borrower and its Subsidiaries, in reasonable detail, subject to year-end audit adjustments and without footnotes, shall include appropriate comparisons to the same period for the prior fiscal year, and shall be certified by the Senior Vice President, Finance and Administration, of the Borrower to have been prepared in accordance with GAAP consistently applied, subject to year-end audit adjustments;

         (c) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, within ninety (90) days after the close of each fiscal year of the Borrower, commencing with the fiscal year ending March 31, 1998, for the Borrower and its Subsidiaries on a consolidated and consolidating basis: (i) a statement of stockholders equity for such fiscal year; (ii) a statement of changes in financial position or statement of cash flows (whichever is required by GAAP) for such fiscal year; (iii) an income statement for such fiscal year; and (iv) a balance sheet as of the end of such fiscal year; and setting forth in each case in comparative form the figures for the previous fiscal year. All statements required by this SECTION 7.2(C) shall include appropriate comparisons to the prior fiscal year. Such consolidated financial statements shall be audited by KPMG Peat Marwick LLP or another independent certified public accounting firm acceptable to the Majority Banks and shall include a report of such accounting firm, which report shall be unqualified and shall state that such financial statements fairly present the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, consistently applied. Such accounting firm shall also certify to the Agent and the Banks that in the course of the regular annual examination of the business of the Borrower and its Subsidiaries, which examination was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or an Incipient Default has occurred and is continuing as of the date of certification, or if, in the opinion of such accounting firm, an Event of Default or an Incipient Default has occurred and is continuing, a statement as to the nature thereof. Such accounting firm shall also prepare a letter to management of the Borrower in connection with the preparation of such audit report which the Borrower shall deliver to the Agent and each Bank within five Banking Days of receipt thereof;

         (d) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, (i) contemporaneously with each monthly, quarterly and year-end financial report required by the foregoing SUBPARAGRAPHS (A), (B) AND
(C), a certificate of a Responsible Officer (A) stating that, to the best of such officer's knowledge after due inquiry, no Event of Default or Incipient Default exists on the date of such certificate, or if any Event of Default or Incipient Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto, (B) stating whether, since the date of the most recent financial statements previously delivered pursuant to the foregoing SUBPARAGRAPH (A), (B) OR (C), there has been a change in the generally accepted accounting principles applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements so delivered which is material to the financial statements then being delivered, (C) furnishing calculations demonstrating compliance with the covenants contained in SECTION
7.18 hereof, and (D) attaching management's summary of the results contained in such financial statements, and (ii) contemporaneously with each such quarterly and annual financial report, a certificate of a Responsible Officer furnishing calculations demonstrating compliance with the covenant set forth in SECTION
8.11 hereof;

         (e) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, contemporaneously with each six (6) month and year-end financial report required by the foregoing SUBPARAGRAPHS (A) AND (B), an addendum to SCHEDULE 6.2 as to the identity of, and jurisdictions of incorporation or organization of, the Borrower's Subsidiaries to the extent that such information set forth in SCHEDULE 6.2 has changed since the Closing Date or the date of the most recent addendum thereto;

         (f) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, the information required under the Security Agreements with respect to (i) changes in the executive offices of the Borrower or any Subsidiary or locations at which records with respect to the accounts receivable of the Borrower or any Subsidiary are kept, as specified by Section 11(a) thereof, and (ii) changes in or additions to the locations at which the inventory and equipment of the Borrower and its Subsidiaries are kept, as specified by Section 9(a) of the Security Agreements;

         (g) To the Agent, upon the creation or acquisition of any new Subsidiary or of any investment that results in a new Subsidiary, a Security Agreement, a Subsidiary Guaranty and (to the extent applicable) one or more Mortgages and a Subsidiary Note, all duly executed by such new Subsidiary, and a Stock Pledge Agreement duly executed by the Borrower or its applicable Subsidiary, as the case may be;

         (h) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, contemporaneously with each year-end financial report required by the foregoing SUBPARAGRAPH (C), a schedule identifying all insurance then in effect and certificates evidencing such insurance;

         (i) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, promptly after they are released, sent, made available or filed, copies of all press releases, material reports, proxy statements and financial statements that the Borrower sends or makes available to its stockholders generally and all registration statements and reports that the Borrower files with the Securities and Exchange Commission or any other governmental official, agency or authority; copies of all such reports provided that include the information required to be provided pursuant to SECTION 7.2(A),
(B) OR (C) shall to that extent be deemed to satisfy such requirements;

         (j) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, promptly but in no event later than one (1) Banking Day after a Responsible Officer of the Borrower obtains knowledge of (i) the occurrence of an Event of Default or an Incipient Default, or (ii) any default or event of default as defined in any evidence of Indebtedness in excess of One Million Dollars ($1,000,000) or under any agreement, indenture or other instrument under which such Indebtedness has been created, whether or not such Indebtedness is accelerated or such default waived, notification thereof, and, within five (5) calendar days after obtaining such knowledge, a statement of a Responsible Officer setting forth details thereof and the action which the Borrower proposes to take with respect thereto;

         (k) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, as soon as available, any written report involving the internal controls of the Borrower and its Subsidiaries submitted to the Borrower by its independent public accountants in connection with their annual or any interim special audit of the financial condition of the Borrower and its Subsidiaries;

         (1) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, promptly but in no event later than five (5) calendar days after a Responsible Officer learns thereof, written notice of any actual or threatened claim, litigation, suit, investigation, proceeding or dispute against or affecting the Borrower or any of its Subsidiaries which: (i) may have a Material Adverse Effect; (ii) involves a monetary amount in excess of One Million Dollars ($1,000,000) and is not covered by insurance; (iii) is reasonably expected to result in a strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (iv) could reasonably be expected materially to limit, prohibit or restrict the manner in which the Borrower or any of its Subsidiaries currently conducts its business; or (v) concerns any alleged violation by the Borrower or any of its Subsidiaries, or any of their respective predecessors, of any Environmental Law, where there exists a reasonable possibility that such violation could materially affect any of the properties or the operations of the Borrower or such Subsidiary or any alleged material noncompliance of any of the properties or the operations of the Borrower or such Subsidiary therewith;

         (m) To the Agent, as soon as possible, and in any event within twenty
(20) calendar days, after a Responsible Officer learns that any of the following events has occurred, a statement describing such event and any action that the Borrower proposes to take with respect thereto: (i) any Reportable Event with respect to a Pension Plan; (ii) the institution of proceedings by the PBGC to terminate any Pension Plan or to have a trustee appointed to administer such plan, or receipt of notice of any intention by the PBGC to do so; (iii) the filing of a request for a minimum funding waiver by the Borrower or a member of the Controlled Group under Section 412 of the Code with respect to any Pension Plan or any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by any member of the ERISA Affiliated Group; or (iv) the receipt by the Borrower or any other member of the Controlled Group of a material demand for withdrawal liability under Section 4219 or 4202 of ERISA;

         (n) To the Agent, as soon as possible, and in any event within ten (10) days after receipt of a written request from the Agent or the Majority Banks:
(i) a copy of any Employee Benefit Plan or summary description of such plan;
(ii) a copy of any report, description or other document filed with any governmental agency with respect to any Employee Benefit Plan or any plan (as defined in Section 3(3) of ERISA) maintained by the Borrower or any ERISA Affiliate; or (iii) a copy of any notice, determination letter, ruling or opinion that the Borrower or any other Controlled Group member receives from any governmental agency with respect to any Employee Benefit Plan;

         (o) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, not later than thirty (30) days prior to commencement of each fiscal year of the Borrower, a copy of the Borrower's consolidated financial projections for such fiscal year, including a projected consolidated balance sheet, income statement, and statement of changes in financial position or statement of cash flows for and as of the end of such fiscal year, together with the annual budget for such fiscal year;

         (p) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, not later than ten (10) Banking Days prior to incurring any Welsh Carson Subdebt in addition to the WCAS Subdebt, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge after due inquiry, no Event of Default or Incipient Default exists on the date of such certificate, and (ii) furnishing calculations demonstrating, on a pro forma basis showing the effects of such additional Welsh Carson Subdebt, compliance with the covenants contained in SECTION 7.18 hereof; and

         (q) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, within a reasonable time after a request therefor, such other information as the Agent or the Majority Banks may reasonably request.

          SECTION 7.3 INSPECTION OF PROPERTY BOOKS AND RECORDS.

         (a) The Borrower and each of its Subsidiaries shall permit the Agent or any of the Banks (or any representative thereof), at such reasonable times and intervals as the Agent or Banks may designate upon reasonable notice, at their own expense, by and through the representatives of the Agent or any of the Banks, to inspect, audit and examine their respective books and records, to make copies thereof, to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, and to visit and inspect their respective properties; provided, however, that when an Event of Default exists, representatives of the Agent or any of the Banks may visit and inspect at the expense of the Borrower such properties at any time during business hours and without advance notice.

         (b) The Borrower and its Subsidiaries shall extend their cooperation and assistance and comply with the requests of the Agent or the Majority Banks or their respective representatives in connection with any audit regarding the Collateral and will furnish any information requested in respect thereof, including, without limitation, appraisals of the Collateral, lien search reports and physical counts. Upon the occurrence of an Incipient Default, the Borrower shall, at the request of the Agent or the Majority Banks, pay the reasonable fees and expenses of an accounting firm selected by the Majority Banks to conduct examinations of the Accounts of the Borrower and its Subsidiaries from time to time. The Borrower shall also pay all reasonable out-of-pocket expenses of the Agent in connection with any other audit or examination of the Collateral hereunder.

         SECTION 7.4 MAINTENANCE OF EXISTENCE, LICENSES, PERMITS, ETC.

         The Borrower and each of its Subsidiaries shall preserve and maintain their respective existences and all of their material licenses, permits, privileges and franchises and other rights necessary or desirable in the normal course of their businesses, and will use reasonable efforts, in the ordinary course and consistent with past practice, to preserve their respective business organization and preserve the goodwill and business of the patients, physicians, third-party payors, customers, suppliers and others having business relations with them, except where the failure to do so would not have a Material Adverse Effect; provided, however, that the foregoing shall not preclude the merger of any Subsidiary of the Borrower into another Subsidiary of the Borrower if permitted under SECTION 8.1 hereof.

         SECTION 7.5 TAX RETURNS.

         Each of the Borrower and its Subsidiaries shall file all federal and state income tax returns which are required to be filed.

         SECTION 7.6 QUALIFICATIONS TO DO BUSINESS.

         The Borrower and each of its Subsidiaries shall qualify to do business and shall remain in good standing in each jurisdiction in which the nature of their business requires them to be so qualified, except where the failure to so qualify could not have a Material Adverse Effect.

         SECTION 7.7 COMPLIANCE WITH LAWS.

         The Borrower and its Subsidiaries shall comply with all Governmental Requirements, except where the failure to do so could not have a Material Adverse Effect.

         SECTION 7.8 COMPLIANCE WITH AGREEMENTS.

         The Borrower and its Subsidiaries shall comply in all respects with the terms of each agreement to which any of them is a party, except in such instances where any failure to so comply would not, in the aggregate, have a Material Adverse Effect.

         SECTION 7.9 INSURANCE.

         The Borrower and its Subsidiaries shall maintain in full force and effect insurance of such types and in such amounts as are customarily carried in their respective lines of business, including, but not limited to, fire, hazard, public liability, professional liability, property damage, products liability and workers' compensation insurance. All such insurance policies which insure real or personal property shall include a standard form lender's loss payee endorsement, naming the Agent as loss payee. All such insurance policies which insure liability shall name the Agent as additional insureds for the benefit of the Agent and each Bank. The Borrower shall deliver or cause to be delivered to the Agent, as the Agent may from time to time request, schedules identifying all insurance then in effect with respect to the Borrower and its Subsidiaries and certificates evidencing such insurance.

         SECTION 7.10 FACILITIES.

         The Borrower and its Subsidiaries shall keep the material properties (in the aggregate) used in their respective businesses in good repair, working order and condition, and from time to time shall make necessary repairs or replacements thereto so that their property shall be maintained adequately for its intended use.

         SECTION 7.11 TAXES AND OTHER LIABILITIES.

         The Borrower and its Subsidiaries shall pay and discharge when due any and all material indebtedness, obligations, liabilities, assessments and real and personal property taxes, including, but not limited to, federal and state income and personal and real property taxes, except as may be subject to good faith contest or as to which a bona fide dispute may arise; provided, however, that adequate reserves in accordance with GAAP or other provision is made to the satisfaction of the Majority Banks for prompt payment thereof in the event that it is found that any of the above are due and owing.

         SECTION 7.12 GOVERNMENTAL APPROVALS.

         Except where the failure to do so could not have a Material Adverse Effect, the Borrower and its Subsidiaries shall apply for, diligently pursue, and obtain or cause to be obtained, and shall thereafter maintain in full force and effect all Governmental Approvals that shall now or hereafter be necessary under any Governmental Requirement (a) for land use, public and employee health and safety, pollution or protection of the environment, and (b) for the operation of the business of the Borrower and its Subsidiaries. The Borrower shall promptly notify the Agent in the event of, and provide the Agent with a copy of all notices of, any denial, suspension, or revocation of any material Governmental Approvals.

         SECTION 7.13 COMPLIANCE WITH GOVERNMENTAL APPROVALS AND GOVERNMENTAL REQUIREMENTS.

         Except where the failure to do so could not have a Material Adverse Effect, the Borrower and each of its Subsidiaries shall comply with all terms and conditions of all Governmental Approvals and with all other limitations, restrictions, obligations, schedules, timetables and reporting requirements in any Governmental Requirements in all material respects.

         SECTION 7.14 COMPLIANCE WITH ENVIRONMENTAL LAWS.

         The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in substantial compliance with all Environmental Laws except where the failure to do so would not have a Material Adverse Effect.

         SECTION 7.15 PREVENT CONTAMINATION.

         The Borrower and its Subsidiaries shall (a) conduct their operations in such a way as to prevent material contamination of any part of their respective properties by any Hazardous Substance; (b) manage all Hazardous Substances in a manner that does not require a Hazardous Waste Facility Permit, and in compliance in all material respects with all Governmental Requirements and Governmental Approvals; and (c) not intentionally or recklessly, and endeavor not to unintentionally, and not permit any other Person to, emit, release or discharge into air, soil, surface water or groundwater, any Hazardous Substance in excess of permitted levels or reportable quantities, or other concentrations, standards, or limitations under any

Governmental Requirements or Governmental Approvals in the case of each of the foregoing clauses (a) through (c) if the failure to do so would have a Material Adverse Effect.

         SECTION 7.16 TAX QUALIFICATION.

         For any Employee Benefit Plan which is intended to be qualified under
Section 401(a) of the Code, the Borrower shall, or shall use its best efforts to cause the members of the Controlled Group to:

         (a) Use its best efforts to seek and receive determination letters from the Internal Revenue Service stating that such plan, or any material amendment to such plan, meets the requirements for qualification under Section 401(a) of the Code, unless there is no reasonable possibility that the failure to do so would have a Material Adverse Effect;

         (b) Use its best efforts to cause such plan to meet such requirements in operation and to be administered in accordance with the requirements of the Code and ERISA, unless the failure to do so could not reasonably be expected to result in a liability described in SECTION 9.1(H) hereof; and

         (c) Use its best efforts to refrain from taking any action that would cause such plan to lose its qualification under Section 401(a) of the Code or to violate the requirements of the Code or ERISA in any material respect.

         SECTION 7.17 FUNDING.

         The Borrower shall, and shall use its best efforts to cause each other member of the Controlled Group to, make all material contributions that it is required to make by law or by any plan prior to the earliest date when statutory Liens could be imposed under the Code or ERISA on any assets of the Borrower or such member of the Controlled Group in order to satisfy payment of such contributions. The Borrower shall not, and shall use its best efforts to not permit any other member of the Controlled Group to, allow or suffer any material statutory Lien to be placed upon its assets under the Code or ERISA.

         SECTION 7.18 FINANCIAL TESTS; CALCULATION ASSUMPTIONS.

         (a) Subject to SECTION 7.18(B) hereof, the Borrower shall:

         (i) Maintain the following ratio of Funded Indebtedness to EBITDA for each of the months ending during each of the periods set forth below, such ratio to be calculated for the twelve (12) month period preceding and including such month:

                                                                             FUNDED
                       PERIOD                                         INDEBTEDNESS/EBITDA
                       ------                                         -------------------
        January 1998 to and                                                < 5.50x
              including August 1998                                        -

        September 1998 to and                                              < 5.25x
              including November 1998                                      -

        December 1998 to and                                               < 5.0x
              including May 1999                                           -

        June 1999 to and                                                   < 4.75x
              including November 1999                                      -

        December 1999 to and                                               < 4.50x
              including November 2000                                      -

        December 2000 to and                                               < 4.25x
              including November 2001                                      -

        December 2001 to and                                               < 3.50x
              including November 2002                                      -

        December 2002 and thereafter                                       < 2.50x
                                                                           -

         (ii) Maintain the following ratio of Funded Indebtedness to Net Worth for each of the months ending during each of the periods set forth below:

                                                                            FUNDED
                                                                         INDEBTEDNESS/
                       PERIOD                                               NET WORTH
                       ------                                           ---------------
        January 1998 to and                                                  < 2.50x
              including November 1998                                        -

        December 1998 to and                                                 < 2.35x
              including November 2000                                        -

        December 2000 to and                                                 < 2.25x
              including November 2001                                        -

        December 2001 and thereafter                                         < 2.00x
                                                                             -

         (iii) Maintain the following Interest Coverage Ratio for each of the months ending during each of the periods set forth below, such ratio to be calculated for the twelve (12) month period preceding and including such month:

                                                                                INTEREST
                          PERIOD                                             COVERAGE RATIO
                          ------                                             --------------
           January 1998 to and                                                  >1.50x
                 including November 1998                                        -

           December 1998 to and                                                 >1.65x
                 including November 1999                                        -

           December 1999 to and                                                 >1.85x
                 including November 2000                                        -

           December 2000 to and                                                 >2.00x
                 including November 2001                                        -

           December 2001 and thereafter                                         >2.25x
                                                                                -

         (iv) Maintain a maximum of seventy (70) Days Sales Outstanding at all times during the period from the Closing Date through November 30, 2000, and maintain a maximum of sixty-five (65) Days Sales Outstanding at all times thereafter.

         (v) Prior to the Revolving Termination Date, maintain a minimum Net
Worth:

             (A) during the period from and including the Closing Date through and including March 31, 1998, in an amount not less than (1) ninety percent (90%) of the actual Net Worth at August 31, 1997 plus (II) equity contributions received by the Borrower and its subsidiaries from any source during such period;

             (B) during the period from and including April 1, 1998 through and including March 31, 1999, in an amount not less than (I) ninety percent (90%) of the actual Net Worth at August 31, 1997 plus (II) seventy-five percent (75%) of Consolidated Net Income during the period from and including August 1, 1997 through and including March 31, 1998, plus
         (III) equity contributions received by the Borrower and its subsidiaries from any source during such period; and

             (C) during each fiscal year of the Borrower thereafter, in an amount not less than (I) ninety percent (90%) of the actual Net Worth at the beginning of the immediately preceding fiscal year plus (II) seventy-five percent (75%) of Consolidated Net Income during the immediately preceding fiscal year, plus (III) equity contributions received by the Borrower and its subsidiaries from any source during such period.

         (vi) Maintain the following ratio of Senior Indebtedness to EBITDA for each of the months ending during each of the periods set forth below:

                                                                            SENIOR
                       PERIOD                                         INDEBTEDNESS/EBITDA
                       ------                                         -------------------
           January 1998 to and                                            < 4.50x
                 including May 1998                                       -

           June 1998 to and                                               < 4.25x
                 including November 1998                                  -

           December 1998 to and                                           < 4.00x
                 including November 1999                                  -

           December 1999 to and                                           < 3.75x
                 including November 2000                                  -

           December 2000 to and                                           < 3.50x
                 including November 2001                                  -

           December 2001 to and                                           < 3.00x
                 including November 2002                                  -

           December 2002 and thereafter                                   < 2.00x
                                                                          -

         (b) For purposes of calculating the financial ratios set forth in
SECTION 7.18(A) hereof, the following assumptions shall be made:

                  (i) In calculating Consolidated Net Income as a component of EBITDA and EBITDAR for purposes of calculating compliance with the covenants set forth in SECTION 7.18(A)(I) and SECTION 7.18(A)(III) hereof:

                          (A) Corporate Overhead Expenses: (I) for each of the
                  months of January 1998 through and including December 2000, the amount of corporate overhead expenses included in the calculation of Consolidated Net Income shall be the amount of corporate overhead expenses actually incurred during the six
                  (6) month period preceding and including such month multiplied by two (2) and (II) for each of the months of January 2001 through and including December 31, 2002, the amount of corporate overhead expenses included in the calculation of Consolidated Net Income shall be the amount of corporate overhead expenses actually incurred during the twelve (12) month period preceding and including such month; and

                           (B) Interest Expense: (I) for each of the months of
                  January 1998 through and including December 2000, the amount of Interest Expense shall be the amount of Interest Expense actually incurred during the six (6) month period preceding and including such month multiplied by two (2) and (II) for each of the months of January 2001 through and including December 2003, the amount of Interest Expense shall be the amount of Interest Expense actually incurred during the twelve
                  (12) month period preceding and including such month.

                  (ii) For purposes of calculating compliance with the covenants set forth in SECTION 7.18(A) hereof, (A) prior to the Revolving Termination Date, EBITDA and EBITDAR of the Borrower and its Subsidiaries for any twelve (12) month period shall be calculated on the basis of EBITDA and EBITDAR of the Borrower and its Subsidiaries an adjusted annualized rolling six (6) month basis; provided that EBITDA and EBITDAR of any acute care facility or related business which the Borrower or any of its Subsidiaries acquires (or proposes to acquire in the case of calculating EBITDA and EBITDAR pursuant to SUBPARAGRAPH
         (VI) of the definition of Permitted Acquisitions) on or after the Closing Date for any twelve (12) month period shall be calculated on the basis of EBITDA and EBITDAR of such acute care facility or related business on a rolling twelve (12) month period until the last day of the sixth month following the date of such acquisition and shall thereafter be calculated on the same basis as EBITDA and EBITDAR of the Borrower and its Subsidiaries; and (B) on and after the Revolving Termination Date, all such calculations of EBITDA and EBITDAR shall be made on the basis of such EBITDA and EBITDAR on a rolling twelve (12) month; and provided further that with respect to EBITDA and EBITDAR of any acute care facility or related business acquired by the Borrower or any of its Subsidiaries on or after the Closing Date, such EBITDA and EBITDAR shall be calculated by excluding any profits or losses associated with any business segments of such acute care facility or related business which are sold immediately prior to the date such acute care facility or related business is acquired by the Borrower or which are to be sold immediately thereafter. Any such business segments so excluded will be identified in the compliance certificate delivered to the Agent and the Banks pursuant to SECTION 7.2(D) hereof.

                  (iii) With respect to any Partial Subsidiary, for purposes of calculating EBITDA, EBITDAR and Net Worth, the actual financial results of such Partial Subsidiary shall be reduced by any Distribution made to Minority Holders in such Partial Subsidiary.

         SECTION 7.19 HEALTH CARE RELATED MATTERS.

         The Borrower shall, and shall cause each of its Subsidiaries to, at all times:

         (a) comply with all applicable CON requirements in jurisdictions where the Borrower and its Subsidiaries operate;

         (b) maintain in good standing all required Health Facility Licenses for the operation of each of the acute care facilities or related businesses operated by the Borrower and its Subsidiaries;

         (c) maintain applicable JCAHO accreditation of each of the acute care facilities or related businesses operated by the Borrower and its Subsidiaries; provided that if any such accreditation becomes conditional, the Borrower and its Subsidiaries will cure or otherwise address the reasons for such conditional accreditation within twelve months of receiving notice of such status;

         (d) maintain Medicaid Certification and Medicare Certification presently in effect or hereafter obtained with respect to each acute care facility or related business operated by the Borrower and its Subsidiaries; and

         (e) maintain each Medicaid Provider Agreement and each Medicare Provider Agreement presently in effect or hereafter entered into with respect to each acute care facility or related business operated by the Borrower and its Subsidiaries.

         SECTION 7.20 CONCENTRATION ACCOUNT.

         The Borrower previously has established the Concentration Account and shall maintain the Concentration Account at all times prior to the Final Maturity Date. All other bank accounts maintained by the Borrower and its Subsidiaries (other than accounts maintained exclusively for the purpose of making disbursements) shall be and at all times remain subject to instructions to transfer all funds out of such accounts into the Concentration Account on a one or two day delay basis. SCHEDULE 7.20 sets forth a current list of all bank accounts maintained by the Borrower and its Subsidiaries, and the Borrower will inform Agent promptly of any changes to the information contained in such schedule.

         SECTION 7.21 OPERATING LEASES.

         Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or suffer to exist, any obligation for the payment of rent or hire for property or assets of any kind whatsoever, whether real or personal, under leases or lease agreements (other than Capitalized Lease Obligations) which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to such leases or lease agreements to exceed five percent (5%) of Net Revenues during any fiscal year. Any such leases shall not be deemed to constitute Indebtedness and shall not be subject to SECTION 8.6 hereof.

         SECTION 7.22 SUBSIDIARY CONTROL DOCUMENTS.

         The Borrower shall provide the Agent with true and correct copies of all shareholders' agreements and other agreements to be entered into with any other Persons proposing to purchase Equity Interests in any Subsidiary, which agreements shall not, in the sole judgement of the Agent, provide to such Persons any special voting rights or other special protections not required to be granted under the applicable state statutes if those rights or protections could interfere with the Banks' ability (following any foreclosure on the Equity Interests in such Subsidiary pledged to the Banks) to (i) remove, elect and maintain a majority of members of the Board of Directors or other governing body of such Subsidiary, or (ii) dissolve, merge, consolidate or recapitalize such Subsidiary into the Borrower or any other Person.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that so long as any Obligation is outstanding or the Commitment is in effect, it will comply with and, if applicable, cause each of its Subsidiaries to comply with the following covenants:

         SECTION 8.1 MERGERS.

         Neither the Borrower nor any of its Subsidiaries shall enter into any merger, consolidation, reorganization or recapitalization, or any agreement to do any of the foregoing, except pursuant to a Permitted Acquisition and except that any Subsidiary of the Borrower may be merged into the Borrower or another Subsidiary of the Borrower.

         SECTION 8.2 CHANGE OF BUSINESS.

         Neither the Borrower nor any of its Subsidiaries shall change the nature of its business or engage in any other business other than the businesses which are substantially similar to the lines of business in which the Borrower and its Subsidiaries are engaged as of the date hereof.

         SECTION 8.3 DISTRIBUTIONS.

         Subject to SECTION 8.13 hereof, neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, make or declare any Distribution or set aside assets for a sinking or similar fund for the purchase of, or redeem, purchase, retire or otherwise acquire, any Equity Interests of the Borrower or such Subsidiary, or make any other Distribution in respect thereof, whether in cash or other property, except (a) to the extent otherwise permitted under
SECTION 6.2(C) hereof; (b) the Borrower may make Distributions to any of its Subsidiaries and any of its Subsidiaries may make Distributions to the Borrower or any of its other Subsidiaries; (c) the Borrower may purchase Equity Interests in any Subsidiary as a means of making additional capital contributions in connection with a Permitted Acquisition; and (d) as long as no Event of Default or Incipient Default exists, any Partial Subsidiary may make Distributions to the holders of its Equity Interests (provided, however, that prior to August 1, 1999, the aggregate annual amount of Distributions to be made to Minority Holders shall not exceed Two Hundred Seventy-Five Thousand ($275,000) per Partial Subsidiary)

         SECTION 8.4 ACCOUNTING POLICIES.

         Except in order to comply with GAAP, the Borrower shall not materially change any of its accounting policies or its fiscal year or the fiscal year of any of its Subsidiaries.

         SECTION 8.5 INVESTMENTS.

         Neither the Borrower nor any of its Subsidiaries shall make (or acquire as part of an acquisition) any Investment, except Investments (a) in connection with a Permitted Acquisition; (b) made by the Borrower in any of its Wholly-Owned Subsidiaries, by any of its Subsidiaries in the Borrower or by any of its Subsidiaries in any of its Wholly-Owned Subsidiaries (provided, however, that Investments in Partial Subsidiaries must be in the ordinary course of business and shall not exceed Two Million Dollars ($2,000,000) per year); (c) constituting seller financing undertaken on commercially reasonable terms, which Investments shall not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000); and (d) Investments made in accordance with the Borrower's corporate investment policy attached hereto as SCHEDULE 8.5.

         SECTION 8.6 LIENS.

         Neither the Borrower nor any of its Subsidiaries shall mortgage, pledge, grant or permit to exist a security interest in, or Lien upon, any of their respective assets of any kind now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Encumbrances.

         SECTION 8.7 GUARANTIES.

         Neither the Borrower nor any of its Subsidiaries shall become liable, directly or indirectly, for any Guaranty except: (a) endorsements for collection or deposit in the ordinary course of business; (b) obligations entered into in connection with the acquisition of services, supplies and equipment in the ordinary course of business not exceeding (i) Two Hundred Fifty Thousand Dollars ($250,000) multiplied by (ii) the number of acute care facilities owned by the Borrower and its Subsidiaries; (c) obligations of the Borrower with respect to Letters of Credit; (d) obligations of the Borrower or its Subsidiaries arising from physician income maintenance agreements and physician recruitment activities not exceeding (i) One Million Two Hundred Thousand Dollars ($1,200,000) multiplied by (ii) the number of acute care facilities owned by the Borrower and its Subsidiaries; (e) Guaranties by the Borrower of any obligations of its Subsidiaries; (f) the Subsidiary Guaranties; and (g) Guaranties by any Subsidiary of the obligations of any Wholly-Owned Subsidiaries.

         SECTION 8.8 INDEBTEDNESS.

         Neither the Borrower nor any of its Subsidiaries shall incur, create, assume or permit to exist any Indebtedness except: (a) the Obligations; (b) Indebtedness where payment is secured by a Permitted Encumbrance; (c) taxes, assessments and governmental charges or levies which are not delinquent or which are being contested in good faith and for which, in accordance



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with GAAP, adequate reserves have been set aside on the books of the Borrower or the affected Subsidiary of the Borrower; (d) current liabilities incurred in connection with the obtaining of goods or services in the ordinary course of business; (e) Indebtedness which is owing by a Subsidiary acquired in a Permitted Acquisition, provided that such Indebtedness was not incurred or created in connection with or in contemplation of such Permitted Acquisition and that the aggregate principal amount of any such Indebtedness owing by all such Subsidiaries shall not exceed Two Million Dollars ($2,000,000); (f) Indebtedness owing from the Borrower to a Wholly-Owned Subsidiary of the Borrower, from any Subsidiary of the Borrower to the Borrower or from one Subsidiary of the Borrower to any Wholly-Owned Subsidiary of the Borrower, and all Indebtedness arising between the Borrower and its Subsidiaries, or between any Subsidiary and any other subsidiary, in connection with Concentration Account activities; (g) Indebtedness incurred in connection with Rate Contracts; (h) Guaranties permitted under SECTION 8.7 hereof; (i) Indebtedness existing on the date hereof, as shown on SCHEDULE 8.8 attached hereto; (j) Indebtedness incurred pursuant to Sale-Leaseback Transactions, provided that the present value of the aggregate payments to be made by the Borrower and its Subsidiaries pursuant to all such Sale-Leaseback Transactions shall not exceed One Million Dollars ($1,000,000); (k) accounts payable assumed by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition; and (1) the WCAS Subdebt. Notwithstanding the foregoing, the Borrower may incur Welsh Carson Subdebt in addition to the WCAS Subdebt provided that: (y) if any Welsh Carson Subdebt is loaned by a Welsh Carson entity other than WCAS, such entity shall, prior to effecting such loan, execute and deliver to the Agent an intercreditor agreement in form and substance satisfactory to the Agent in its sole discretion, and (z) at least ten (10) Banking Days prior to the date such loan is to be extended, the Borrower shall have provided to the Agent the certificate required by SECTION 7.2(P) hereof.

         SECTION 8.9 SALE OF ASSETS.

         Other than (a) sales of readily marketable securities, (b) sales of inventory and other property in the ordinary course of business, (c) sales, transfers, leases or other dispositions of assets between or among the Borrower and any of its Subsidiaries and (d) sales of any other assets not described in the preceding clauses (a) through (c) during any calendar year the book value of which, together with the book value of any other such assets sold during such calendar year, does not exceed five percent (5%) of the book value of the total assets of the Borrower and its Subsidiaries neither the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of its respective assets (including, but not limited to, transfers or dilution of its Equity Interests in any Subsidiary); provided, however, that notwithstanding the foregoing the Borrower may transfer, or NAHC II of Texas, Inc. may issue, up to twenty percent (20%) of the total outstanding Equity Interests in NAHC II of Texas, Inc. (calculated on a fully-diluted basis) to other Persons.

         SECTION 8.10 SALE-LEASEBACK TRANSACTIONS.

         Neither the Borrower nor any of its Subsidiaries shall enter into any Sale-Leaseback Transaction, except as permitted under SECTION 8.8(j) hereof.



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         SECTION 8.11 CAPITAL EXPENDITURES.

         The Borrower and its Subsidiaries, considered in the aggregate, shall not during any calendar year set forth below make Consolidated Capital Expenditures in excess of the amount equal to (a) One Million Dollars ($1,000,000) multiplied by (b) the number of acute care facilities owned by the Borrower and its Subsidiaries during such calendar year.

         SECTION 8.12 TRANSACTIONS WITH AFFILIATES.

         The Borrower shall not, and shall not permit its Subsidiaries to, enter into any agreement or transaction with an Affiliate of the Borrower except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms that are (a) approved by the Borrower's or such Subsidiary's board of directors, (b) fully disclosed to Agent, (c) no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate of the Borrower, and (d) on terms consistent with the business relationship of the Borrower or such Subsidiary and such Affiliate prior to the date hereof, if any. Nothing contained in this Agreement shall prohibit increases in compensation and benefits for officers and employees of the Borrower or its Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or such Subsidiary, or payment of customary directors' fees and indemnities.

         SECTION 8.13 RESTRICTIVE AGREEMENTS.

         The Borrower shall not and shall not permit any of its Subsidiaries to enter into any agreement which restricts the ability or right of any such Subsidiary to make payments to the Borrower or another Subsidiary of the Borrower by way of dividends, distributions, returns of capital, advances, reimbursement or otherwise.

         SECTION 8.14 PREPAYMENTS.

         Neither the Borrower nor any of its Subsidiaries shall prepay any Indebtedness which is subordinated to the Obligations, provided that nothing herein shall preclude the Borrower or any Subsidiary from effecting any conversion of any such Indebtedness into common Capital Stock.

         SECTION 8.15 CERTAIN ERISA PAYMENTS.

         Neither the Borrower nor its Subsidiaries shall make any payment of any material liability arising under ERISA or under the Code of any Controlled Group member which is not a Subsidiary of the Borrower.

         SECTION 8.16 COMPLIANCE WITH ERISA.

         The Borrower shall not, directly or indirectly, and the Borrower shall use its best efforts to prevent any Controlled Group member from directly or indirectly undertaking to:



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         (a) Maintain, become a party to, contribute to or become or be obligated to contribute to a Pension Plan, if such maintenance or contribution would result in material unfunded liabilities in excess of One Hundred Thousand Dollars ($100,000) immediately following such action;

         (b) Maintain, become a party to, contribute to or become obligated to contribute to a material plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, as described in Section 4(b)(4) of ERISA; or

         (c) Maintain, become a party to, contribute to or being obligated to contribute to or otherwise provide material health care or material life insurance benefits to retirees or survivors of employees.

         SECTION 8.17 CREATION OF SUBSIDIARIES.

         The Borrower will not, nor will it permit any of its Subsidiaries to, create any Subsidiary, unless (a) such newly created Subsidiary is organized under the laws of a jurisdiction within the United States of America, (b) such newly created Subsidiary executes at the time of its creation a Subsidiary Guaranty, a Security Agreement and (to the extent applicable) a Subsidiary Note, one or more Mortgages with respect to its ownership or leasehold interest in real property owned by such Subsidiary at the time of its creation and such agreements and other documents necessary or desirable to grant the Banks a fully-perfected, first priority security interest in the Equity Interests held by the Borrower or its Subsidiary, (c) the Borrower or its existing Subsidiary (as applicable) and such newly created Subsidiary take all steps required and execute all additional documents (including UCC-1 financing statements) necessary to perfect the security interest of the Agent in the Equity Interests of such newly created Subsidiary and the assets of such newly created Subsidiary and (d) no Event of Default or Incipient Default exists immediately prior to or after the creation of such newly created Subsidiary.

         SECTION 8.18 FUNDAMENTAL CHANGES.

         The Borrower will not, nor will it permit any of its Subsidiaries to
(a) amend or restate any of the organizational documents of such Person, or (b) hold itself out as doing business under any tradename or assumed or fictitious name that would require additional filings by the Banks under the provisions of the Uniform Commercial Code in order to maintain the perfection of the Banks' security interests.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

         SECTION 9.1 EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default under this
Agreement:



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         (a) Payments. The Borrower shall fail to pay when due (i) any installment of principal or interest due hereunder or on the Notes or (h) any reimbursement obligation with respect to any Letter of Credit, or the Borrower shall fail to pay not later than two (2) Banking Days after the date when due any other sum payable hereunder or under any of the other Loan Documents;

         (b) Certain Covenants in This Agreement and Other Loan Documents. The Borrower shall default in the performance of any of its agreements set forth in
SECTION 7.2, SECTION 7.18 OR SECTION 7.20 hereof or in ARTICLE VIII hereof, or the Borrower or any of its Subsidiaries shall default in the performance of any other agreements set forth herein or in any of the other Loan Documents and such default is not capable of being cured; provided that, in the case of a default under SECTION 7.18 hereof, such default shall not become an Event of Default until thirty (30) days shall have expired from the date of occurrence of such default;

         (c) Other Covenants and Agreements. The Borrower or any of its Subsidiaries shall default in the performance of any of their respective agreements set forth in any provision herein not constituting an Event of Default under any other clause of this SECTION 9.1 or in the Subsidiary Guaranties or any of the other Loan Documents and such default, although capable of being cured, is not cured within thirty (30) days of its occurrence;

         (d) Representations and Warranties. Any representation, warranty or certification made by the Borrower or its Subsidiaries, or any officer of the Borrower or its Subsidiaries, in any of the Loan Documents shall be untrue in any material respect on any date as of which the facts set forth are stated or certified;

         (e) Monetary Judgments. A judgment shall be entered against the Borrower or any of its Subsidiaries, the uninsured or unbonded portion of which is in excess of Seven Hundred Fifty Thousand Dollars ($750,000), and such judgment shall remain unstayed, unvacated, undischarged or unsatisfied for thirty (30) days;

         (f) Non-Monetary Judgments. Any final non-monetary judgment, order or decree shall be rendered against the Borrower or any of its Subsidiaries which may have a Material Adverse Effect, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of thirty (30) days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment, order or decree shall, within such thirty-day period, be vacated or discharged (other than by satisfaction thereof);

         (g) Liens for Pension Contributions. Any statutory Lien shall have been placed upon the assets of the Borrower or any member of the Controlled Group under the Code or ERISA in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000);

         (h) ERISA. (i) An Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the resulting loss or cost to the Borrower or any other member of the Controlled Group can reasonably be expected to exceed One Million Dollars ($1,000,000);
(ii) the commencement or increase of contributions to, the adoption of,



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




or the amendment of a Pension Plan by, the Borrower or any other Controlled Group member shall result in a net increase in unfunded liabilities to the Borrower or any other Controlled Group member in the aggregate in excess of One Million Dollars ($1,000,000) immediately following such action; (iii) any termination of a single employer Employee Benefit Plan (as defined in Section 4001(a) (15) of ERISA, but also including a plan amendment described in Section 4041(e) of ERISA) or any complete or partial withdrawal from a Multiemployer Plan shall occur, or steps shall have been taken by any Person that make it reasonable to expect that such termination or withdrawal will occur, and such termination or withdrawal could reasonably be expected to result in liability of the Borrower or any member of the Controlled Group to the PBGC, to a trustee or to such Multiemployer Plan in the aggregate amount of One Million Dollars ($1,000,000) or more; (iv) the Borrower or any member of the Controlled Group shall apply under Section 412 of the Code for a waiver of the minimum funding standard; or (v) the Borrower or any member of the Controlled Group shall incur liability attributable to the participation of a member of the ERISA Affiliated Group (other than the Borrower or a member of the Controlled Group) in an employee benefit plan (as defined in Section 3(3) of ERISA) and such liability will or can reasonably be expected to have a Material Adverse Effect;

         (i) Cross-Default. The Borrower or any of its Subsidiaries shall default (unless waived) in the payment when due, whether by acceleration or otherwise, of any amount, of principal or interest due in respect of Indebtedness in an aggregate principal amount greater than Five Hundred Thousand Dollars ($500,000), or any Guaranty of such Indebtedness, or default (unless waived) in the performance or observance (subject to any applicable grace period) of any agreement, covenant or condition with respect to any such Indebtedness or Guaranty if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders of any such Indebtedness or Guaranty, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or to call upon such Guaranty in advance of nonpayment of the guaranteed Indebtedness;

        (j) Bankruptcy. (i) The Borrower or any of its Subsidiaries shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; or the Borrower or any of its Subsidiaries shall file a petition initiating or shall otherwise institute any similar Insolvency Proceeding under any other applicable federal or state law, or shall consent thereto; or (ii) the Borrower or any of its Subsidiaries shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers; or the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors; or (iii) the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of the Borrower or any of its Subsidiaries under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or any similar proceeding shall be commenced against the Borrower or any of its Subsidiaries under any other applicable federal or state law, and (A) the petition commencing the involuntary case is not timely controverted, or (B) the petition



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commencing the involuntary case is not dismissed within forty-five (45) days of its filing, or (C) an interim trustee is appointed to take possession of all or a portion of the property and/or to operate all or any part of the business of the Borrower or such Subsidiary, or (D) an order for relief shall have been issued or entered therein; or (iv) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Borrower or any of its Subsidiaries, or of all or a part of the property of the Borrower or any of its Subsidiaries, shall have been entered; or (v) any other similar relief shall be granted against the Borrower or any of its Subsidiaries under any applicable federal or state law;

         (k) Voting Change. Welsh Carson and executive officers of the Borrower shall cease to hold and control (on an aggregate basis) a majority of the Capital Stock of the Borrower, or shall otherwise cease to have the power to elect a majority of the Board of Directors of the Borrower;

         (l) Invalidity of Loan Documents. Any of the Loan Documents shall cease for any reason to be in full force and effect or any party thereto (other than the Agent or the Banks) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof;

         (m) Impairment of Collateral. A judgment creditor of the Borrower or its Subsidiaries shall obtain possession of any of the Collateral having a book value in excess of Five Hundred Thousand Dollars ($500,000) by any means, including, but not limited to, levy, distraint, replevin or self-help, or the Agent's or the Banks' security interest in, or Lien on, any portion of the Collateral shall become impaired or otherwise unenforceable;

         (n) Change of Control. A Change of Control shall occur;

         (o) Change of Management. Robert M. Martin shall cease to act as President, Chairman of the Board of Directors and Chief Executive Officer of the Borrower, or Dana C. McLendon, Jr. shall cease to act as Senior Vice President of the Borrower performing duties essentially the same as those performed on the closing date; or

         (p) Material Adverse Change, Material Adverse Effect. The Agent shall have determined in good faith that (i) a Material Adverse Change or Material Adverse Effect has occurred, or (ii) the prospect of payment or performance of any Obligation of the Borrower hereunder or under any Loan Document is materially impaired.

         SECTION 9.2 REMEDIES.

         If an Event of Default shall have occurred and until such Event of Default is waived in writing by the Majority Banks, or all of the Banks as may be required by SECTION 11.3 hereof:

         (a) With the exception of an Event of Default specified in SECTION 9.1(j), the Agent, at the direction of the Majority Banks, shall (i) terminate the Commitment and the Letter of Credit Commitment and/or (ii) declare the principal of and interest on the Loans, the Notes, the Subsidiary Notes and all other Obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or the Subsidiary Notes to the contrary notwithstanding, or both.

         (b) Upon the occurrence and continuance of an Event of Default specified in SECTION 9.1(j) such principal, interest and other Obligations shall thereupon and concurrently therewith become due and payable, and the Commitment and the Letter of Credit Commitment shall forthwith terminate, all without any action by the Agent or the Banks or the Majority Banks or the holders of the Notes and the Subsidiary Notes, and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Notes or the Subsidiary Notes to the contrary notwithstanding.

         (c) The Agent, with the concurrence of the Majority Banks, shall exercise all of the post-default rights granted to it and to the Issuing Bank and the Banks under the Loan Documents or under Applicable Law. The Agent, for the benefit of itself, the Issuing Bank and the Banks, shall have the right to the appointment and hereby waives any objection the Borrower may have thereto or the right to have a bond or other security posted by the Agent, the Issuing Bank or the Banks in connection therewith.

         (d) In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this SECTION 9.2, the Borrower shall promptly upon demand by the Agent deposit in the Letter of Credit Reserve Account an amount equal to one hundred five percent (105%) of the aggregate then undrawn and unexpired amount of the Letter of Credit Obligations with respect to such Letters of Credit. Amounts held in the Letter of Credit Reserve Account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and after all such Letters of Credit shall have expired or been fully drawn upon, if any, any amounts remaining on deposit in the Letter of Credit Reserve Account shall be applied to repay any other Obligations of the Borrower in the manner set forth in SECTION 2.5 hereof. Pending the application of such deposit, the Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held in the Letter of Credit Reserve Account as additional security. Except as expressly provided above, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

         (e) The rights and remedies of the Agent and the Banks hereunder shall be cumulative and not exclusive.



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                                   ARTICLE X

                                   THE AGENT

         SECTION 10.1 APPOINTMENT AND AUTHORIZATION.

         Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         SECTION 10.2 DELEGATION OF DUTIES.

         The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that has been selected with reasonable care.

         SECTION 10.3 LIABILITY OF AGENT.

         Neither the Agent, nor any of its Affiliates, nor any of their respective officers, directors, employees, agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for their own gross negligence or willful misconduct) or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.



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SECTION 10.4 RELIANCE BY AGENT.

         (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or telephone message, statement or other document or conversation believed by the Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless the Agent shall first receive such advice or concurrence of the Majority Banks as the Agent shall deem appropriate and, if the Agent so requests, the Agent shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in SECTION 5.1 AND SECTION 5.2 hereof, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Agent (provided that the Banks shall have been provided with a copy of such document or a writing setting forth the particulars of such matter) unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from a Bank prior to the extension of a Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

SECTION 10.5 NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Incipient Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Incipient Default or Event of Default as shall be requested by the Majority Banks in accordance with ARTICLE IX; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Incipient Default or Event of Default as the Agent shall deem advisable in the best interests of the Banks.



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SECTION 10.6 CREDIT DECISION.

         Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of any of the Agent-Related Persons.

         SECTION 10.7 INDEMNIFICATION.

         The Banks agree to indemnify the Agent and each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their outstanding Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such person in any way relating to or arising out of this Agreement, any other Loan Documents or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent or such Agent-Related Person of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys' fees and the allocated cost of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.

         SECTION 10.8 AGENT IN INDIVIDUAL CAPACITY.

         The Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Borrower or any of its Subsidiaries as though the Agent were not the Agent hereunder and without notice to the Banks. With respect to its Loans, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

         SECTION 10.9 SUCCESSOR AGENT.

         The Agent may, and at the request of the Majority Banks shall, resign as Agent upon thirty (30) days' notice to the Banks. The new Agent shall succeed to all the rights, powers and duties of the Agent hereunder, including the rights, powers and duties of the Agent as the Agent. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent shall appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the prior Agent, and the retiring Agent's rights, powers and duties as such shall be terminated. After any retiring Agent's resignation hereunder as such, the provisions of this ARTICLE X AND SECTION 11.6, SECTION
11.7 AND SECTION 11.8 hereof shall inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

         SECTION 11.1 SUCCESSORS AND ASSIGNS AND SALE OF INTERESTS.

         (a) The terms and provisions of this Agreement shall be binding upon, and, subject to the provisions of this Section 11.1, the benefits hereof shall inure to, the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign this Agreement or any of the rights, duties or obligations of the Borrower hereunder without the prior written consent of all of the Banks.

         (b) Any Bank (an "Assignor"), with the written consent of the Borrower, which shall not be unreasonably withheld, and with the written consent of the Agent, which shall not be unreasonably withheld, and upon three (3) Banking Days' written notice to the Agent, may at any time assign and delegate to any Person, or, with notice to the Borrower and the Agent but without the consent of either the Borrower or the Agent, may assign and delegate to any of its wholly owned Affiliates (each an "Assignee") all or any part of the Loans or the Commitments or any other rights or obligations of such Bank hereunder in a minimum amount of Five

Million Dollars ($5,000,000), representing the principal amount of the Loans assigned plus the amount of the Commitment Percentage so assigned multiplied by the Total Commitment Amount; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee and (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in substantially the form of EXHIBIT 11.1 hereto (an "Assignment and Acceptance") together with any Note or Notes subject to such assignment; and
(iii) the processing fee of Three Thousand Five Hundred Dollars ($3,500) shall have been paid to the Agent. Notwithstanding the foregoing, (1) any Bank may at any time, with notice to the Borrower and the Agent but without the consent of either the Borrower or the Agent, assign and delegate all or any part of the Loans or the Commitments or any other rights or obligations of such Bank hereunder to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, so long as such assignment does not relieve such Bank from its obligations hereunder, and (II) the consent of the Borrower shall not be required to any assignment made following an Event of Default (unless such- Event of Default is subsequently waived as provided in Section 9.2).

         (c) From and after the date that the Agent notifies the Assignor that it has received the Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents and (ii) the Assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

         (d) Within five (5) Banking Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance, the Borrower shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment Amount and, if the Assignor has retained a portion of its Loans and its Commitment Amount, replacement Notes in the Commitment Amount retained by the Assignor (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent necessary to reflect the addition of the Assignee and the resulting adjustment of the Assignor's Commitment Amount arising therefrom. The Commitment Amount allocated to each Assignee shall reduce the Commitment Amount of the Assignor pro tanto.

         (e) Any Bank may at any time sell to one or more banks or other entities (a "Participant") participating interests in any Loans, the Commitment Amount of that Bank or any other interest of that Bank hereunder in a minimum amount of Five Million Dollars ($5,000,000); provided, however, that (i) the Bank's obligations under this Agreement shall remain unchanged, (ii) the selling Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in clauses (a) through (f) of SECTION 11.3 hereof. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         SECTION 11.2 NO IMPLIED WAIVER.

         No delay or omission to exercise any right, power or remedy accruing to the Agent or any Bank upon any breach or default of the Borrower under this Agreement or under any of the other Loan Documents shall impair any such right, power or remedy of the Agent or any Bank, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring theretofore or thereafter.

         SECTION 11.3 AMENDMENTS AND WAIVERS.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all the Banks, do any of the following:

         (a) increase the Commitment Amount of any Bank or subject any Bank to any additional obligations;

         (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

         (d) change the definition of "Majority Banks" or the percentage of the aggregate Commitment Percentages or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

         (e) amend this SECTION 11.3; or

         (f) release any portion of the Collateral from the Liens created by any of the Loan Documents unless pursuant to a bona fide arms' length transaction not with an Affiliate of the Borrower, which transaction either (i) is permitted by this Agreement or (ii) if such transaction requires the consent of the Majority Banks, has been so consented to;

and, provided, further, that (y) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks, affect the rights or duties of the Agent under this Agreement, and (z) the definition of "Majority Banks" or the percentage of the aggregate Commitment Percentages or of the aggregate principal amount of the Loans which shall be required for the Banks or any of them to take any action here-under may be changed without the consent of the Borrower.

         SECTION 11.4 REMEDIES CUMULATIVE.

         All rights and remedies, either under this Agreement, by law or otherwise afforded to the Agent or the Banks shall be cumulative and not exclusive, and any single or partial exercise of any power or right hereunder or thereunder does not preclude other or further exercise thereof, or the exercise of any other power or right.

         SECTION 11.5 SEVERABILITY.

         Any provision of this Agreement, the Notes or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction, shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement, the Notes and the other Loan Documents shall remain valid.

         SECTION 11.6 COSTS, EXPENSES AND ATTORNEYS' Fees.

         The Borrower shall reimburse the Agent for all reasonable costs and expenses, including, but not limited to, reasonable attorneys' and other professionals' fees and expenses (including the allocated cost of the Agent's internal counsel) and appraisal, audit, review, travel, search and filing fees and expenses, expended or incurred by the Agent in connection with the preparation, negotiation and execution of this Agreement, in connection with the initial Borrowing or any due diligence review by the Agent of any Permitted Acquisitions, in amending this Agreement or extending any waiver or consent hereunder, or in any transaction referred to in SECTION 11.1(b) hereof, and shall reimburse the Agent and the Banks for all costs and expenses, including, but not limited to, reasonable attorneys' fees and expenses (including the allocated cost of the Agent's internal counsel), expended or incurred by the Agent or any Bank in collecting any sum which becomes due under the Notes or under this Agreement or any of the other Loan Documents, or in the protection, perfection, preservation and enforcement of any and all rights of the Agent or any Bank in connection with the Loan Documents, including, without limitation, the fees and costs incurred in any out-of-court workout or a bankruptcy or reorganization proceeding. This obligation on the part of the Borrower shall survive the expiration or termination of this Agreement, with or without occurrence of the Closing Date.

         SECTION 11.7 GENERAL INDEMNIFICATION.

         The Borrower shall indemnify and hold each Bank, the Agent and each of their directors, officers, employees, Affiliates, attorneys and agents (collectively referred to herein as the "Bank Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, any expenses (including reasonable attorneys' fees and the allocated cost of in-house counsel) incurred by any such Bank Indemnitee in connection with any investigation or discovery served upon such Bank Indemnitee in connection with any such matter, whether or not any such Bank Indemnitee shall be designated a party thereto) which may be imposed on, incurred by or asserted against such Bank Indemnitees by any Person other than the Bank with which such Bank Indemnitee is affiliated (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement, the Agent's Fee Letter, the Banks' Closing Fee Letter, any other Loan Documents, or any act, event or transaction related or attendant thereto; the making of Loans hereunder; the management of the Loans (including any liability under federal, state or local environmental laws or regulations); or the use or intended use of the proceeds of the Loans (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall have no obligation to any Bank Indemnitee under this SECTION 11.7 with respect to Indemnified Matters to the extent such Indemnified Matters were caused by or resulted from the gross negligence or willful misconduct of a Bank Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall contribute to the payment and satisfaction of all Indemnified Matters incurred by the Bank Indemnitees the maximum portion which the Borrower is permitted to pay and satisfy under applicable law. This indemnification shall survive repayment by the Borrower of all Loans made under this Agreement and the termination of this Agreement, with or without occurrence of the Closing Date.

         SECTION 11.8 ENVIRONMENTAL INDEMNIFICATION.

         The Borrower hereby agrees to indemnify, defend and hold harmless each Bank Indemnitee, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, charges, expenses or disbursements (including attorneys' fees and the allocated cost of in-house counsel), which may be incurred by or asserted against such Bank Indemnitee in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a mortgage in favor of the Agent or any Bank. No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrower's obligations and duties hereunder to indemnify and hold harmless the Agent and each Bank. In no event shall site visit, observation, or testing by the Agent or any Bank be a representation that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any law, regulation, or ordinance pertaining to Hazardous Materials or any other applicable governmental law. Neither the Borrower nor any other party is entitled to rely on any site visit, observation, or testing by the Agent or any Bank. Neither the Agent nor any Bank owes any duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Agent nor any Bank shall be obligated to disclose to the Borrower or any other party any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank. This indemnification shall survive repayment of all Loans made under this Agreement and the termination of this Agreement, with or without occurrence of the Closing Date.

         SECTION 11.9 NOTICES.

         Any notice which the Borrower, the Agent, the Issuing Bank or any of the Banks may be required or may desire to give to the other parties under any provision of this Agreement shall be in writing by electronic facsimile transmission and shall be deemed to have been given or made when transmitted and addressed to the Issuing Bank and any Bank at the address set forth on the signature pages hereto or to the Agent or the Borrower as follows:

         To the Borrower:           New American Healthcare Corporation
                                    109 Westpark Drive, Suite 440
                                    Brentwood, Tennessee 37027
                                    Attention:  Mr. Dana L. McLendon, Jr.
                                                Senior Vice President
                                    Telephone:  (615) 221-5070
                                    Facsimile:  (615) 221-5009

         Copy to:                   Ernest E. Hyne, 11, Esq.
                                    Harwell Howard Hyne Gabbert & Manner, P.C.
                                    1800 First American Center
                                    315 Deaderick Street
                                    Nashville, Tennessee 37238
                                    Telephone:  (615) 251-1064
                                    Facsimile:  (615) 251-1059

         To the Agent:              Toronto Dominion (Texas), Inc.
                                    909 Fannin Street, Suite 1700
                                    Houston, Texas 77010
                                    Attention:  Manager, Agency
                                    Telephone:  (713) 653-8200
                                    Facsimile:  (713) 951-9921

          Copy to:                   The Toronto-Dominion Bank
                                     31 West 52nd Street
                                     New York, New York 10019
                                     Attention: Ms. Beth Olmstead
                                     Telephone: (212) 827-7754
                                     Facsimile: (212) 974-0396

          Copy to:                   Robert J. Zimmerman, Esq.
                                     Foley & Lardner
                                     330 North Wabash Avenue
                                     Suite 3300
                                     Chicago, Illinois 60611
                                     Telephone: (312) 755-2521
                                     Facsimile: (312) 755-1925

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

          SECTION 11.10 ENTIRE AGREEMENT.

         This Agreement, together with the exhibits to this Agreement and all of the other Loan Documents, is intended by the Borrower, the Agent and the Banks as a final expression of their agreement and, together with all of the other Loan Documents, is intended as a complete statement of the terms and conditions of their agreement. This Agreement and the other Loan Documents contain all of the agreements and understandings between or among the Borrower, the Agent and the Banks concerning the Loans and the other transactions contemplated hereby.

          SECTION 11.11 GOVERNING LAW AND CONSENT TO JURISDICTION.

         The validity, construction and effect of this Agreement, the Notes and all of the other Loan Documents shall be governed by the laws of the State of New York, without regard to its laws regarding choice of applicable law, but giving effect to federal laws applicable to national and federally insured banks. All judicial proceedings brought against the Borrower with respect to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and the Borrower accepts for itself and its assets and properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. The Borrower waives, to the fullest extent permitted by applicable law, any objection (including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall limit the right of a Bank or the Agent to bring proceedings against the Borrower in the court of any other jurisdiction.

         SECTION 11.12 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 11.13 WAIVER OF JURY TRIAL.

         THE BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY WITH REGARD TO ANY ACTION OF ANY TYPE OR NATURE WHATSOEVER UNDER OR CONCERNING THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY RELATED TO THE LOANS OR THE ADMINISTRATION OR ENFORCEMENT THEREOF.

         SECTION 11.14 HEADINGS.

         Captions, headings and the table of contents in this Agreement are for convenience only and are not to be deemed part of this Agreement.

         SECTION 11.15 EFFECT OF AMENDMENT AND RESTATEMENT.

         Upon the execution and delivery of this Agreement, the obligations of the Borrower to repay or perform the obligations under the Original Agreement shall continue in full force and effect and the liens, mortgages and security interests securing payment thereof shall be continuing, but shall now be governed by the terms of this Agreement, and any other agreements and document herein referenced, as the case may be. The execution and delivery of this Agreement and any other agreements or documents executed and delivered concurrently herewith shall not be construed as a novation of the obligations outstanding under the Original Agreement.

          (The next page is the commencement of the signature pages.)

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by its duly authorized officers as of the date and year first above written.

BORROWER:                              NEW AMERICAN HEALTHCARE CORPORATION


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------



  THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED CREDIT AGREEMENT BY AND
             AMONG NEW AMERICAN HEALTHCARE CORPORATION, AS BORROWER,
                    TORONTO DOMINION (TEXAS), INC., AS AGENT,
                 THE TORONTO-DOMINION BANK, AS ISSUING BANK AND
                     THE FINANCIAL INSTITUTIONS PARTY HERETO

ISSUING BANK:                          THE TORONTO-DOMINION BANK,
                                       as Issuing Bank


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------



  THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED CREDIT AGREEMENT BY AND
             AMONG NEW AMERICAN HEALTHCARE CORPORATION, AS BORROWER,
                    TORONTO DOMINION (TEXAS), INC., AS AGENT,
                 THE TORONTO-DOMINION BANK, AS ISSUING BANK AND
                     THE FINANCIAL INSTITUTIONS PARTY HERETO

AGENT/BANK:                            TORONTO DOMINION (TEXAS), INC.,
                                       as Agent and as a Bank


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------
                                       Commitment Percentage:                  %
                                                             ------------------


  THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED CREDIT AGREEMENT BY AND
             AMONG NEW AMERICAN HEALTHCARE CORPORATION, AS BORROWER,
                    TORONTO DOMINION (TEXAS), INC., AS AGENT,
                 THE TORONTO-DOMINION BANK, AS ISSUING BANK AND
                     THE FINANCIAL INSTITUTIONS PARTY HERETO

OTHER BANKS:



















  THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED CREDIT AGREEMENT BY AND
             AMONG NEW AMERICAN HEALTHCARE CORPORATION, AS BORROWER,
                    TORONTO DOMINION (TEXAS), INC., AS AGENT,
                 THE TORONTO-DOMINION BANK, AS ISSUING BANK AND
                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                                          BANQUE PARIBAS



By:                                       By:
   ----------------------------------        ----------------------------------

      Title:                                    Title:
            -------------------------                 -------------------------

Commitment Percentage:               %    Commitment Percentage:               %
                      ---------------                           ---------------


                                          NATIONAL CITY BANK



                                          By:
                                             ----------------------------------

                                                Title:
                                                      -------------------------

                                          Commitment Percentage:               %
                                                                ---------------


                                          BANCONE



                                          By:
                                             ----------------------------------

                                                Title:
                                                      -------------------------

                                          Commitment Percentage:               %
                                                                ---------------



  THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED CREDIT AGREEMENT BY AND
             AMONG NEW AMERICAN HEALTHCARE CORPORATION, AS BORROWER,
                    TORONTO DOMINION (TEXAS), INC., AS AGENT,
                 THE TORONTO-DOMINION BANK, AS ISSUING BANK AND
                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                                       AMSOUTH BANK


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------


                                       Commitment Percentage: _________________%




  THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED CREDIT AGREEMENT BY AND
             AMONG NEW AMERICAN HEALTHCARE CORPORATION, AS BORROWER,
                    TORONTO DOMINION (TFXAS), INC.. AS AGENT,
                 THE TORONTO-DOMINION BANK, AS ISSUING BANK AND
                     THE FINANCIAL INSTITUTIONS PARTY HERETO